Exhibit 10.5
EXECUTION VERSION
CREDIT AGREEMENT
Dated as of November 1, 2011
among
ALIANTE GAMING, LLC,
ALST CASINO HOLDCO, LLC,
the Lenders herein named,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

i

Exhibits
A –	Assignment and Assumption
B –	Compliance Certificate
C –	Note
D –	[Reserved]
E –	Acceptance and Prepayment Notice
F –	Discount Range Prepayment Notice
G –	Discount Range Prepayment Offer
H –	Solicited Discount Prepayment Notice
I –	Solicited Discount Prepayment Offer
J –	Specified Discount Prepayment Notice
K –	Specified Discount Prepayment Response
L –	Perfection Certificate

Schedules
1.1	Existing Investments
1.2	Existing Liens
2.1	Lenders and Commitments
4.3	Governmental Approvals
4.8	Trademarks and Trade Names
4.9	Material Litigation
4.17	Hazardous Materials Matters
4.20	Deposit and Securities Accounts
4.21	Permits
6.7	Transactions with Affiliates

v

CREDIT AGREEMENT

Dated as of November 1, 2011
     This CREDIT AGREEMENT is entered into by and among Aliante Gaming, LLC, a Nevada limited liability company (together with its successors and permitted assigns, the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company (“Holdings”), each lender listed on the signature pages hereto or which from time to time becomes a party hereto (collectively, the “Lenders”, and individually, a “Lender”) and Wilmington Trust, National Association, as Administrative Agent. Borrower, Administrative Agent and the Lenders agree as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
          1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
          “Acceptable Discount” has the meaning set forth in Section 3.5(d)(ii).
          “Acceptable Prepayment Amount” has the meaning set forth in Section 3.5 (d)(iii).
          “Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E.
     “Acceptance Date” has the meaning set forth in Section 3.2(d)(ii).
     “Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 3.3; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 11.8(b)(iii)(B) for an assignment of Loans to such Additional Lender.
     “Administrative Agent” means Wilmington Trust, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.
     “Administrative Agent’s Office” means the Administrative Agent’s office at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, as to any Person (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. Notwithstanding anything to the contrary herein, in no event shall (i) the Administrative Agent or any Lender or (ii) any Affiliate or Approved Fund of any of the foregoing be considered an “Affiliate” of Holdings, the Borrower or any Restricted Subsidiary due to any Person described in clause (i) being in the capacity described in such clause.
     “Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including Wilmington Trust in its capacity as the Administrative Agent), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
     “Agreement” means this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.
     “Aliante Casino and Hotel” means the real property in Las Vegas, Nevada being operated on the Closing Date as Aliante Station Casino and Hotel, together with the related improvements thereon.
     “All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid to arrangers for such Indebtedness.
     “Amortization Expense” means, for any period, amounts recognized during such period as amortization of goodwill and other assets classified as intangible assets in accordance with GAAP.
     “Applicable Discount” has the meaning set forth in Section 3.5(c)(ii).
     “Applicable Interest Rate” means (a) the PIK Interest Rate or (b) for any Interest Period in respect of which a Cash Interest Election has been made and for any Interest Period (or portion of any Interest Period) after the third anniversary of the Closing Date, the Cash Interest Rate, as applicable.

     “Applicable Tax Rate” means, with respect to each tax year, the highest effective combined federal, state and local tax rates applicable to any individual residing in New York City for that tax year.
     “Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Asset Sale” means the Disposition of any Property or other asset(s) of Holdings, the Borrower or any Restricted Subsidiary, other than:
     (1) a transfer or other Disposition of assets or Equity Interests between or among Borrower and its Restricted Subsidiaries;
     (2) the sale, lease or other Disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;
     (3) the sale or other Disposition of cash and Cash Equivalents in the ordinary course of business;
     (4) any sale or other Disposition of any FF&E that has become surplus, damaged, worn out or obsolete; and
     (5) the lease of any portion of the Aliante Casino and Hotel for restaurant, performance, retail sale, retail services, restaurant, night club or other similar uses (but not of hotel room or gaming space).
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit A.
     “Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel.
     “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 3.5; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

     “Available Amount” means, at any time (the “Reference Date”), the sum of:
     (a) an amount (which shall not be less than zero) equal to (i) 50% of Consolidated Net Income commencing on the Closing Date and ending on the last day of the most recent Test Period (taken as one accounting period); plus
     (b) the amount of any capital contributions or Net Proceeds from any sale of Qualified Equity Interests (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) received or made by Holdings (or any direct or indirect parent thereof and contributed by such parent to Holdings) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus
     (c) to the extent not (A) included in clause (a) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by Holdings, the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus
     (d) to the extent not (A) included in clause (a) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by Holdings, the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by Holdings, the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus
     (e) to the extent not (A) included in clause (a) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Loans in accordance with Section 3.2(c), the aggregate amount of all Net Proceeds received by Holdings, the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other Disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; minus
     (f) the aggregate amount of (A) any Investments made pursuant to clause (1)(iii)(y) of the definition of Permitted Investment and Section 6.16(c)(y) and (B) any Restricted Payment made pursuant to clause (9)(ii) of the definition of Permitted Restricted Payment during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (f), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).

     “Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide credit cards, stored value cards or treasury and cash management services (including, without limitation, controlled disbursement, automated clearing-house transactions, return items overdrafts and interstate depository network services).
     “Bank Products Bank” means any Person that, at the time it enters into a Bank Products Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Products Agreement.
     “Bankruptcy Case” means the voluntary chapter 11 case of the Borrower filed on April 12, 2011 and being jointly administered with the chapter 11 cases of certain of its affiliates under the caption In re Stations Casino, Inc., et al., Case No. 09-52477.
     “Bankruptcy Code” means the provisions of Title 11 of the United States Code, §§ 101 et seq., as now and hereafter in effect, or any successor statute.
     “Base Management Fee” has the meaning set forth in the Management Agreement.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” shall have a corresponding meaning.
     “Board of Directors” means:
     (a) with respect to a corporation, the board of directors of the corporation;
     (b) with respect to a partnership, the board of directors of the general partner of the partnership; and
     (c) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrower” has the meaning set forth in the preamble to this Agreement.
     “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 3.5(b).
     “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 3.5(c).

     “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 3.5(d).
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
     “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that the term “Capital Lease Obligation” shall not include any obligations that are excluded from the definition of “Indebtedness” pursuant to the proviso thereto.
     “Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (including member’s interests, partnerships or partnership interests) or ownership interests (however designated) of such Person, including each class of Common Stock and Preferred Stock of such Person, but excluding convertible Indebtedness.
     “Cash Equivalents” means:
     (a) Dollars;
     (b) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;
     (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of P-l or better from Moody’s Investors Service, Inc. or A-l or better from Standard & Poor’s Rating Services;

     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;
     (e) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition;
     (f) securities issued and fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than six months from the date of acquisition; and
     (g) money market funds at least 95% of the assets of which are assets of the types described in clauses (a) through (f) of this definition.
     “Cash Interest Election” has the meaning specified in Section 3.1(c).
     “Cash Interest Rate” means 6% per annum.
     “Change in Control” means the earliest to occur of:
     (a) any Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; or
     (b) Holdings ceases to directly own all of the outstanding Capital Stock and other ownership interests (other than directors’ qualifying shares) of the Borrower.
     “Class” when used in reference to (a) any Loan, refers to whether such Loan is an Initial Loan, Other Loan or Extended Loan, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Initial Loans, Other Term Commitment (and, in the case of an Other Term Commitment, the Class of Loans to which such commitment relates), or a Commitment in respect of a Class of Loans to be made pursuant to an Extension Offer and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Loans and Extended Loans that have different terms and conditions shall be construed to be in different Classes.

     “Closing Date” means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived as provided therein. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.
     “Code” means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.
     “Collateral” means all or any of the collateral covered by the Collateral Documents.
     “Collateral Documents” means, collectively, the Security Agreement, the Trademark Collateral Assignment, the Deed of Trust, the Holdings Pledge Agreement, the Control Agreements and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Holdings, Borrower or any of its Subsidiaries to secure the Obligations.
     “Commitment” means the commitment of each Lender with respect to the Loans deemed made on the Closing Date as provided in Section 2.1 hereof in the amount set forth opposite such Lender’s name on Schedule 2.1 hereto and “Commitments” means such commitments of all Lenders in the aggregate. The aggregate amount of the Commitments as of the Closing Date is $45,000,000.
     “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Closing Date or issued thereafter.
     “Compliance Certificate” means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer.
     “Consolidated Interest Expense” means, for any period, the total interest expense of Holdings and its consolidated Restricted Subsidiaries, including (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and (vi) net costs under Hedging Agreements.
     “Consolidated Net Income” means, for any period, the Net Income of Holdings and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP less the Tax Amount for such period; provided, however, that there shall not be included in any post-Closing Date Consolidated Net Income:
     (i) any Net Income of any Person if such Person is not a Restricted Subsidiary, except that (A) Borrower’s equity in the Net Income of any such Person (including, without limitation, an Unrestricted Subsidiary) for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below); and (B) Borrower’s equity in the net loss of any such Person for such period shall be included in determining such Consolidated Net Income (subject, with respect to the net loss of an Unrestricted Subsidiary, to clause (v) below);

     (ii) the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
     (iii) any gain or loss, together with any related provision for taxes on such gain or loss, realized upon the sale or other Disposition of any property, plant or equipment of Holdings or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss, together with any related provision for taxes on such gain or loss, realized upon the sale or other Disposition of any Capital Stock of any Person;
     (iv) the cumulative effect of a change in accounting principles;
     (v) the net loss or gain of any Unrestricted Subsidiary;
     (vi) extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such extraordinary or nonrecurring gains or losses;
     (vii) (A) any net after tax fees and expenses (including, without limitation, fees and expenses of legal counsel and financial advisors) incurred or paid by Holdings or any of its Subsidiaries in connection with the Plan of Reorganization and each agreement executed in connection therewith, including, without limitation, this Agreement and the other Loan Document, and (B) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in Holdings’ consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of fresh start accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to the transactions contemplated by the Plan of Reorganization or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes,

     (viii) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations;
     (ix) [reserved];
     (x) (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Hedging Agreements and the application of Financial Accounting Standards Board Accounting Standards Codification 815 (Derivatives and Hedging), (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including the net loss or gain (A) resulting from Hedging Agreements for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items, and (iii) any net after tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Hedging Agreements or (C) other derivative instruments;
     (xi) any impairment charge or asset write off, including impairment charges or asset write offs or write downs related to intangible assets, long lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
     (xii) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
     (xiii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or recovery events or business interruption; and

     (xiv) any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded.
     “Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date.
     “Contractual Obligation” means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.
     “Control Agreements” has the meaning specified in Section 5.13.
     “Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Term Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Term Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a later maturity than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Term Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Loans being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Senior Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (iv) such Refinanced Term Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

     “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.
     “Deed of Trust” means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed and delivered by Borrower on the Closing Date in respect of the Aliante Casino and Hotel, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Default” means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.
     “Default Rate” has the meaning set forth in Section 3.10.
     “Defaulting Lender” means any Lender that has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Agency so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Agency) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender hereunder shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
     “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.1(g) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of such non-cash consideration converted to cash within one hundred eighty (180) days following the consummation of the applicable Disposition).
     “Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 3.5(b)(ii).

     “Discount Range” has the meaning assigned to such term in Section 3.5(c)(1).
     “Discount Range Prepayment Amount” has the meaning assigned to such term in Section 3.5(c)(i).
     “Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 3.5(c)(i) substantially in the form of Exhibit F.
     “Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit G, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
     “Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 3.5(c)(i).
     “Discount Range Proration” has the meaning set forth in Section 3.20(b)(C)(3).
     “Discounted Loan Prepayment” has the meaning set forth in Section 3.2(b)(A).
     “Discounted Prepayment Determination Date” has the meaning set forth in Section 3.20(b)(D)(3).
     “Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 3.2(b)(B), Section 3.2(b)(C) or Section 3.2(b)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
     “Dollars” or “$” means United States dollars.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
     “EBITDAM” means, for any fiscal period, Consolidated Net Income for that period, plus Consolidated Interest Expense, the Tax Amount, Management Fees, depreciation expense, Amortization Expense and any non-cash expenses (in each case to the extent deducted in computing such Consolidated Net Income), and
     (a) increased by (without duplication):
     (1) any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, in each case, deducted in computing Consolidated Net Income, plus
     (2) the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including, without limitation, with respect to the Plan of Reorganization and Investments and acquisitions permitted hereunder and including any one-time costs incurred in connection with the Plan of Reorganization; plus
     (3) any other non-cash charges including any write offs or write downs reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (a) Holdings may determine not to add back such non-cash charge in the current period and (b) to the extent Holdings does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDAM to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus
     (4) the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus
     (5) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDAM or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDAM pursuant to paragraph (b) below for any previous period and not added back, plus
     (6) any costs or expenses incurred by Holdings or a Restricted Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net proceeds of issuance of Equity Interests of Holdings (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount; plus
     (7) the amount of costs relating to signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs and costs incurred in connection with non-recurring product and intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs), and new systems design and implementation costs and project start-up costs; plus
     (8) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period under the Management Agreement to the extent permitted under Section 6.11 and deducted in such period in computing Consolidated Net Income; plus
     (9) the amount of net cost savings and synergies (other than any of the foregoing related to Specified Transactions) projected by the Borrower in good faith to result from actions taken or expected to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the period for which EBITDAM is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable;
     (b) decreased by (without duplication):
     (i) any non-cash gains increasing Consolidated Net Income for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDAM in accordance with this definition), plus
     (ii) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDAM in such prior period.

Notwithstanding the foregoing, for purposes of determining the Fixed Charge Coverage Ratio or Leverage Ratio for any Test Period, the parties agree that EBITDAM for the fiscal quarter ended December 31, 2010 shall be deemed to equal $2.620 million, for the fiscal quarter ended March 31, 2011 shall be deemed to equal $2.420 million, and for the fiscal quarter ending June 30, 2011 shall be deemed to equal $2.686 million.
     “Effective Date” means the “Effective Date” of and as defined in the Plan of Reorganization.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.8(b)(iii)); provided that, to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Authorities.
     “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which is maintained for current or former employees of the Borrower.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.
     “ERISA Affiliate” means each Person (whether or not incorporated) which is treated as a single employer with Borrower pursuant to Section 414 of the Code.
     “Event of Default” shall have the meaning provided in Section 9.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided that at any time prior to the making of the Loans, the Exposure of any Lender shall be equal to such Lender’s Commitment.
          “Extended Loans” has the meaning set forth in Section 3.4.
          “Extending Lender” has the meaning set forth in Section 3.4.
          “Extension” has the meaning set forth in Section 3.4.
          “Extension Amendment” shall have the meaning provided in Section 3.4.

     “Extension Offer” has the meaning set forth in Section 3.4.
     “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.
     “FATCA” means Sections 1471 through 1474 of the Code, and any regulations promulgated thereunder or official interpretations thereof.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wilmington Trust on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the letter agreement dated as of the Closing Date by and between Borrower and the Administrative Agent relating to certain fees either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended or replaced.
     “FF&E” means furniture, fixtures or equipment used in the ordinary course of the business of Borrower or its Restricted Subsidiaries.
     “FF&E Financing” means Indebtedness used to finance the acquisition or lease by Borrower or its Restricted Subsidiaries of FF&E and which is secured by a Lien on such FF&E.
     “First Lien Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Administrative Agent and one or more Senior Representatives for holders of Permitted Pari Passu Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.
     “Fiscal Quarter” means the fiscal quarter of Holdings ending on each March 31, June 30, September 30 and December 31.
     “Fiscal Year” means the fiscal year of Holdings ending on each December 31.
     “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDAM for the most recently completed Test Period minus the sum without duplication of Maintenance Capital Expenditures, Management Fees, the Tax Amount payable in cash and Restricted Payments (including Permitted Tax Distributions) made by Holdings and its Restricted Subsidiaries during such Test Period, to (b) Consolidated

Interest Expense for such Test Period plus scheduled principal payments on Indebtedness for borrowed money of Holdings and its Restricted Subsidiaries due and payable during such Test Period.
     In making the foregoing calculation, in each case to the extent applicable, (1) pro forma effect will be given to any Indebtedness incurred during or after the reference period to the extent the Indebtedness is outstanding or is to be incurred on the date of determination as if the Indebtedness had been incurred on the first day of the reference period; provided that, for purposes of this clause (1), pro forma effect shall not be given to Indebtedness in respect of Capitalized Leases to the extent incurred after the reference period; (2) pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the date of determination (taking into account any Hedging Agreement applicable to the Indebtedness if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period; (3) items related to any Indebtedness or Disqualified Equity Interests no longer outstanding or to be repaid, redeemed or defeased on the date of determination (including, without limitation, for purposes of this calculation, interest, fees, debt discounts, charges and other items) will be excluded and such Indebtedness or Disqualified Equity Interests shall be deemed to have been repaid, redeemed or defeased as of the first day of the applicable period; and (4) pro forma effect will be given to (A) the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries, (B) any acquisition or disposition of companies, divisions, lines of businesses, operations or any other material acquisition or Disposition by the Borrower and its Restricted Subsidiaries, including any acquisition or Disposition of a company, division, line of business, operation or any other material acquisition or Disposition since the beginning of the Test Period by a Person that became a Restricted Subsidiary after the beginning of the Test Period, and (C) the discontinuation of any discontinued operations, in each case, as if such events had occurred, and, in the case of any Disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition, disposition or discontinuation of a company, division, line of business or operation or any other material acquisition or Disposition, the pro forma calculation will be based upon the most recently completed Test Period. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower or Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 18 months after the applicable event; provided that actions to realize such operating expense reductions and other operating improvements or synergies are taken within 18 months after the applicable event.
     To the extent applicable, for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Borrower may designate.
     “Foreign Lender” has the meaning specified in Section 11.21(a)(1).
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “Fund Equity Holder” means North LV HoldCo, LLC, Apollo ALST Holdco, LLC, TPG ALST HoldCo, L.L.C., Halcyon Master Fund L.P., NYBEQ LLC, Credit Agricole Corporate and Investment Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     “Funded Indebtedness” means, as of each date of determination, the principal amount of all Indebtedness of Holdings, Borrower and its Restricted Subsidiaries of the types described in clauses (1), (2), (3), (4) and (6) of the definition of “Indebtedness.”
     “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     “Gaming Authority” means the Nevada Gaming Commission, the Nevada Gaming Control Board or any other Governmental Agency which now or any time after the date of this Agreement has jurisdiction over all or any portion of the gaming activities of Borrower or any of its Subsidiaries or any successor to such authorities.
     “Gaming Laws” means all Laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower within its jurisdiction, including, without limitation, the Nevada Gaming Control Act, codified as Nevada Revised Statutes Chapter 463 and the regulations promulgated thereunder.
     “Gaming License” of any Person means every license, franchise or other authorization on the date of this Agreement or thereafter required to own, lease, operate or otherwise conduct the gaming operations of such Person, including, without limitation, all such licenses granted under the Nevada Gaming Control Act as from time to time amended, or any successor provision at law, the regulations of Gaming Authorities and other applicable laws.
     “Governmental Agency” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including any Gaming Authority), or (c) any court or administrative tribunal of competent jurisdiction.
     “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantor” means Holdings and each Subsidiary Guarantor.
     “Guaranty” means any Subsidiary Guaranty and any Guarantee of the Obligations provided by Holdings, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Hazardous Materials” means substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., or as “hazardous,” “toxic” or “pollutant”

substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.
     “Hazardous Materials Laws” means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.
     “Hedge Banks” means any Person that, at the time it becomes a counterparty to a Hedging Obligation with Borrower, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedging Obligation.
     “Hedging Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedging Agreements.
     “Holdings” has the meaning set forth in the preamble to this Agreement.
     “Holdings Operating Agreement” means the Operating Agreement of ALST Casino Holdco, LLC dated as of the Closing Date, as the same may be further amended from time to time in accordance with Section 6.12.
     “Holdings Pledge Agreement” means the pledge agreement executed and delivered by Holdings on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Holdings Pledged Collateral” means Holdings’ interests in the Borrower and related “Pledged Collateral” (as such term is defined in the Holdings Pledge Agreement) owned by Holdings and pledged to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Holdings Pledge Agreement.

     “Identified Participating Lenders” has the meaning set forth in Section 3.5(c)(iii).
     “Identified Qualifying Lender” has the meaning set forth in Section 3.5(d)(iii).
     “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
     “Incentive Management Fee” has the meaning set forth in the Management Agreement.
     “Indebtedness” means, with respect to any specified Person, any obligations or indebtedness of such Person, whether or not contingent, without duplication:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) in respect of Capital Lease Obligations;
     (5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except (i) any such balance that constitutes an accrued expense or trade payable, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business;
     (6) representing net obligations under Hedging Obligations;
     (7) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited recourse;
     (8) all obligations of such Person in respect of Disqualified Equity Interests; or
     (9) all Guarantees by that Person of any obligation or indebtedness of any other Person of the types described in clauses (1) through (6) above;
provided that notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules being considered on the Closing Date, no lease obligations shall be treated as Indebtedness to the extent that such lease obligations would not have been treated as Indebtedness prior to such change in GAAP

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
     (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
     (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and (B) in the case of Restricted Subsidiaries that are not Subsidiary Guarantors, exclude loans and advances made by the Borrower or any Guarantor having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business solely to the extent that such intercompany loans and advances are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged as Collateral. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (7) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.
     “Indemnified Liabilities” has the meaning set forth in Section 11.11.
     “Indemnitees” has the meaning set forth in Section 11.11.
     “Initial Loans” shall mean the term loans deemed made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.1.
     “Intangible Assets” means assets that are considered intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks and patents.
     “Interest Period” means, with respect to any Loan, the period (a) initially commencing on the Closing Date and ending on the day immediately preceding the first Quarterly Payment Date thereafter and (b) thereafter, commencing on the day immediately succeeding the day on which the immediately preceding Interest Period expires and ending on the day immediately preceding the next succeeding Quarterly Payment Date.

     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, as among each other, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.
     If Borrower or any Restricted Subsidiary sells or otherwise Disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or other Disposition, such Person is no longer a Restricted Subsidiary, then Borrower or that Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or other Disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or Disposed of. The acquisition by Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Borrower or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
     “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Loan or any Extended Loan, in each case as extended in accordance with this Agreement from time to time.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.
     “Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”. For avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment and to the extent such Refinancing Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Closing Date, Schedule 2.1 sets forth the name of each Lender.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and the Administrative Agent.
     “Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate outstanding principal amount of the Funded Indebtedness as of such date, minus the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens other than (i) nonconsensual Liens permitted under the definition of Permitted Liens and (ii) Liens permitted by Section 6.4(a) and clauses (9) and (13) of the definition of Permitted Liens) included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date (excluding cash and Cash Equivalents that constitute regulatory bankroll as of such date), to (b) EBITDAM for the most recently completed Test Period.
In making the foregoing calculation, in each case to the extent applicable, (1) pro forma effect will be given to any Funded Indebtedness incurred during or after the reference period to the extent the Funded Indebtedness is outstanding or is to be incurred on the date of determination as if the Funded Indebtedness had been incurred on the first day of the reference period; provided that, for purposes of this clause (1), pro forma effect shall not be given to Funded Indebtedness in respect of Capitalized Leases to the extent incurred after the reference period; (2) pro forma calculations of interest on Funded Indebtedness bearing a floating interest rate will be made as if the rate in effect on the date of determination (taking into account any Hedging Agreement applicable to the Funded Indebtedness if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period; (3) items related to any Funded Indebtedness or Disqualified Equity Interests no longer outstanding or to be repaid, redeemed or defeased on the date of determination (including, without limitation, for purposes of this calculation, interest, fees, debt discounts, charges and other items) will be excluded and such Funded Indebtedness or Disqualified Equity Interests shall be deemed to have been repaid, redeemed or defeased as of the first day of the applicable period; and (4) pro forma effect will be given to (A) the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries, (B) any acquisition or disposition of companies, divisions, lines of businesses, operations or any other material acquisition or Disposition by the Borrower and its Restricted Subsidiaries, including any acquisition or Disposition of a company, division, line of business, operation or any other material acquisition or Disposition since the beginning of the Test Period by a Person that became a Restricted Subsidiary after the beginning of the Test Period, and (C) the discontinuation of any discontinued operations, in each case, as if such events had occurred, and, in the case of any Disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition, disposition or discontinuation of a company, division, line of business or operation or any other material acquisition or Disposition, the pro forma calculation will be based upon the most recently completed Test Period. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower or Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower as set forth in an

Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 18 months after the applicable event; provided that actions to realize such operating expense reductions and other operating improvements or synergies are taken within 18 months after the applicable event.
To the extent applicable, for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Borrower may designate.
     “License Revocation” means (a) the revocation, involuntary failure to renew or suspension of any Gaming License covering any casino or gaming facility of Borrower or any Restricted Subsidiary, (b) the appointment by any Gaming Authority or any court pursuant to the request of any Gaming Authority of a receiver, supervisor or similar official with respect to any such gaming facility or (c) the involuntary closure of any such casino or gaming facility pursuant to an order of any Gaming Authority.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Loan” means an extension of credit (including a deemed extension of credit pursuant to Section 2.1(a)) by a Lender to the Borrower under Article 2 or Section 3.3 or 3.4.
     “Loan Documents” means, collectively, this Agreement, the Notes, any Subsidiary Guaranty, the Collateral Documents, any Secured Bank Products Agreement, any Secured Hedging Obligation, the Fee Letter, any Refinancing Amendment, any Extension Offer, any Extension Amendment, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower, Holdings or the Subsidiaries of Borrower to the Administrative Agent or any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.
     “Loan Parties” means, collectively, Holdings, the Borrower and each other Guarantor.

     “Maintenance Capital Expenditures” means Capital Expenditures to the extent that such Capital Expenditures are used to replace or refurbish components of, or repair the Aliante Casino and Hotel (rather than to add additional material features or amenities).
     “Management Agreement” means that certain Management Agreement, as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with Section 6.12.
     “Management Fees” means the Base Management Fees and Incentive Management Fees payable pursuant to the Management Agreement.
     “Manager” means Aliante Station, LLC and its corporate successors or any successor manager for the Aliante Casino and Hotel under the Management Agreement.
     “Margin Stock” means “margin stock” as such term is defined in Regulation U.
     “Material Adverse Effect” means any event, circumstance or condition occurring after the Closing Date that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and each Guarantor (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of them is a party or (c) the rights and remedies of the Lenders or the Administrative Agent under any Loan Document.
     “Maturity Date” means (i) with respect to the Initial Loans that have not been extended pursuant to Section 3.4, the date that is seven years after the Closing Date (the “Original Loan Maturity Date”), (ii) with respect to any tranche of Extended Loans, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders and (iii) with respect to any Other Loans, the final maturity date as specified in the applicable Refinancing Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.
     “Minimum Extension Condition” has the meaning set forth in Section 3.4.
     “Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes or is obligated to contribute.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     “Net Proceeds” means, (a) with respect to any Asset Sale or Recovery Event, the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale or Recovery Event (including, without limitation, any cash received upon the sale or other Disposition of any non-cash consideration received in any Asset Sale or Recovery Event), net of (1) the direct costs relating to such Asset Sale or Recovery Event, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or reasonably expected to be payable as a result thereof, including any Permitted Tax Distributions in respect thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or Recovery Event or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale or Recovery Event by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by Borrower or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by Borrower or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by Borrower or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (x) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (y) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of clause (a) and (b), at that time become Net Proceeds and (b) with respect to any sale or issuance of any Equity Interests by Borrower or any Restricted Subsidiary or any incurrence or issuance of Indebtedness by Borrower or any Restricted Subsidiary, the cash proceeds thereof, net of customary underwriting fees or discounts, commissions, costs and other direct expenses (including, without limitation, legal and accounting fees) or any taxes incurred in connection therewith..
     “Non-Consenting Lender” has the meaning set forth in Section 11.2 of this Agreement.
     “Non-Excluded Taxes” has the meaning set forth in Section 3.13(d) of this Agreement.
     “Note” means a promissory note in the form of Exhibit C, as the same may be amended from time to time.
     “Obligations” means all present and future obligations of every kind or nature of Borrower and the other Loan Parties at any time and from time to time owed to the

Administrative Agent or the Lenders or any one or more of them (or in the case of any Secured Bank Products Agreement or any Secured Hedging Obligation, owed to any Lender or any Affiliate of a Lender), under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any other Loan Party.
     “OFAC” means the U.S. Office of Foreign Assets Control.
          “Offered Amount” has the meaning set forth in Section 3.5(d)(i).
     “Offered Discount” has the meaning set forth in Section 3.5(d)(i).
     “Officer’s Certificate” means a certificate signed on behalf of Borrower by a Senior Officer that meets the requirements of this Agreement.
     “OID” means original issue discount.
     “Operating Account” means Borrower’s primary operating deposit account.
     “Operating Agreement” means the Second Amended and Restated Operating Agreement of Aliante Gaming, LLC dated as of the Closing Date, as the same may be further amended from time to time in accordance with Section 6.12.
     “Original Loan Maturity Date” has the meaning set forth in the definition of “Maturity Date”.
     “Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
     “Other Term Commitments” means one or more Classes of Loan commitments hereunder that result from a Refinancing Amendment.
     “Participant” has the meaning specified in Section 11.8(d).
     “Participating Lender” has the meaning set forth in Section 3.5(c)(ii).
     “Party” means any Person other than the Administrative Agent, the Lenders, any Affiliate of any Lender and the trustee under the Deed of Trust, which now or hereafter is a party to any of the Loan Documents.

     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and is maintained by Borrower or any of its ERISA Affiliates or to which Borrower or any of its ERISA Affiliates contributes or has an obligation to contribute.
     “Permits” means all authorizations, consents, decrees, licenses, permits, waivers, privileges, approvals from and filings with all Governmental Agencies necessary for the ownership, lease, financing or operation of the Aliante Casino and Hotel in accordance with this Agreement.
     “Permitted Business” means the operation of the Aliante Casino and Hotel and any other businesses reasonably related or ancillary thereto, but not any businesses which involve the conduct of gaming or lodging businesses at locations other than the Aliante Casino and Hotel (or any other property associated with the Aliante Casino and Hotel which is subject to the Lien of the Deed of Trust).
     “Permitted Holders” means (a) North LV HoldCo, LLC, Apollo ALST Holdco, LLC, TPG ALST HoldCo, L.L.C., Halcyon Master Fund L.P., NYBEQ LLC, Credit Agricole Corporate and Investment Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) any Affiliate of any of the foregoing and (c) with respect to each Fund Equity Holder, any funds or partnerships managed or advised by any such Fund Equity Holder or any of its Affiliates; but not including, in each case, any portfolio company of any of the foregoing.
     “Permitted Investments” means:
          (1) Investments by (i) Holdings in any Loan Party, (ii) the Borrower or any Restricted Subsidiary that is a Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party and (iii) any Loan Party in a Restricted Subsidiary that is not a Guarantor, in an aggregate amount pursuant to this clause (iii) not to exceed at any time outstanding the sum of (x) $1,000,000 and (y) the Available Amount at such time, and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail;
          (2) any Investment in Cash Equivalents;
          (3) any Investment by Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated, into Borrower or a Restricted Subsidiary;
          (4) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests of the Borrower;

          (5) any Investments received in compromise or resolution of obligations of (a) trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other similar disputes;
          (6) any Investments made in settlement of gambling debts incurred by patrons of the Borrower or any of its Restricted Subsidiaries which settlements have been entered into in the ordinary course of business;
          (7) loans and advances to officers, directors and employees in an aggregate amount not to exceed $2,500,000 outstanding at any time;
          (8) Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
          (9) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Borrower or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;
          (10) commission, payroll, travel and similar advances to officers and employees of Borrower or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;
          (11) Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof, in each case, set forth on Schedule 1.1 and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this clause (11) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this definition of “Investment”;
          (12) Investments to the extent that payment for such Investments is made solely with the Net Proceeds of the issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent thereof);
          (13) promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 6.1;
          (14) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with clause (3) or clause (5) of the definition of Permitted Restricted Payments; and

          (15) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or consolidated with a Restricted Subsidiary in accordance with Section 6.6 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.
          “Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of second-lien secured notes or second-lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second-priority basis with the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Subsidiary of the Borrower other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
     “Permitted Liens” means:
          (1) Liens in favor of Borrower or any of its Restricted Subsidiaries;
          (2) [reserved];
          (3) Liens existing on the Closing Date and set forth on Schedule 1.2 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional Property other than (A) after-acquired property that is affixed or incorporated into the property covering such Lien or financed by Indebtedness permitted under Section 6.3, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.3;

          (4) Liens securing obligations in respect of Indebtedness permitted under Section 6.3(c); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
          (5) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;
          (6) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;
          (7) carriers’, warehousemen’s, materialmen’s and mechanics’ Liens, in each case incurred in the ordinary course of business, provided that in no event shall the Aliante Casino and Hotel or any other property subject thereto be subject to an imminent risk of seizure, levy or forfeiture;
          (8) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
          (9) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Borrower or any Subsidiary thereof on deposit with or in possession of such bank;
          (10) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);
          (11) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
          (12) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.19), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property of such acquired Restricted Subsidiary), and (ii) the Indebtedness secured thereby is permitted under Section 6.3(h);
          (13) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing Indebtedness of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing Indebtedness in respect of Permitted Pari Passu Secured Refinancing Debt are subject to a First Lien Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing Indebtedness in respect of Permitted Junior Secured Refinancing Debt are subject to a Second Lien Intercreditor Agreement.
     “Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any Property or assets of Holdings, the Borrower or any Subsidiary of the Borrower other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
     “Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
          (1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing plus reasonable OID and upfront fees and all other fees and expenses reasonably incurred in connection therewith);
          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Loans and is subordinated in right of payment to the Loans on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that a certificate of a Senior Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees);
          (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Loans, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Loans;
          (5) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations; and
          (6) such Indebtedness is incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; or (b) Borrower, but only if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by Borrower.
     “Permitted Restricted Payments” means any of the following Restricted Payments:
          (1) the payment of any dividend by a Restricted Subsidiary to Borrower;

          (2) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Loans with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness with respect to such Indebtedness;
          (3) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings, Borrower or any Restricted Subsidiary held by any current or former employee or director of Holdings, Borrower (or any Restricted Subsidiary) (a) upon the death, disability or termination of employment of such director, officer, employee or consultant or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements entered into in the ordinary course of business, or (b) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year shall not exceed $1,000,000;
          (4) Permitted Tax Distributions;
          (5) Restricted Payments made by the Borrower to Holdings or to any direct or indirect parent of Holdings (and Restricted Payments by Holdings to any direct or indirect parent of Holdings): (i) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries; (ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof which does not own other Subsidiaries besides Holdings, its Subsidiaries and the direct or indirect parents of Holdings to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of such direct or indirect parents’) corporate existence; and (iii) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;
          (6) the redemption, repurchase, retirement or other acquisition of any Equity Interest or Indebtedness of Borrower to the extent required by a Gaming Authority or, if determined in the good faith judgment of the Board of Directors of Holdings, to prevent the loss or to secure the grant or establishment of any Gaming License or other right to conduct lawful gaming operations in each case relating to the Aliante Casino and Hotel;
          (7) to the extent constituting Restricted Payments, the entry into and consummation of transactions expressly permitted by any provision of Section 6.6, Section 6.7 (other than Sections 6.7(b) or (i)) or Section 6.16, by Holdings, the Borrower and the Restricted Subsidiaries;

          (8) so long as no Event of Default shall have occurred and be continuing or would result therefrom, other Restricted Payments declared and made provided that
          (i) after giving effect to the making of such Restricted Payment, the Leverage Ratio for the Test Period immediately preceding such Restricted Payment for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) is not in excess of 5:0:1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail, and
          (ii) the aggregate amount of the Restricted Payments made pursuant to this clause (8) shall not exceed $4,000,000 in any Test Period;
          (9) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments (the proceeds of which may be utilized by Holdings to make additional Restricted Payments) in an aggregate amount not to exceed the sum of (i) the greater of $15,000,000 and five percent (5%) of Consolidated Total Assets, in each case determined at the time of such Restricted Payment, and (ii) so long as immediately after giving effect to such Restricted Payment, the Leverage Ratio for the Test Period immediately preceding such Restricted Payment for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) is not in excess of 5.0:1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail, the Available Amount at such time;
          (10) repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights; and
          (11) the payment of cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any acquisition permitted under this Agreement.
     “Permitted Tax Distributions” means, so long as Borrower is treated as a pass-through entity for United States federal income tax purposes, distributions to Holdings, and so long as Holdings is treated as a pass-through entity for United States federal income tax purposes, by Holdings to its members, in an amount with respect to any taxable year beginning with the 2012 taxable year (or that portion of the 2011 taxable year following the Closing Date) not to exceed the Tax Amount for such taxable year and, in the case of 2012 (or that portion of the 2011 taxable year following the Closing Date), only to the extent that such amounts have not been distributed prior to the date of this Agreement (it being understood that Borrower and Holdings may distribute the Tax Amount for any taxable year in four quarterly installments at times reasonably designed to enable their equity owners to pay estimated taxes on taxable income allocated to them by Borrower and Holdings with respect to such taxable year, the amount of each installment to be based on estimates of the excess of (x) the Tax Amount that would have been payable from the beginning of such taxable year through the end of the month preceding the date of such distribution being a taxable year over (y) distributions attributable to all prior periods during such taxable year, with any over-distributions for a taxable year reducing the Tax Amount distributable with respect to the next succeeding taxable year).
     “Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default), and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “PIK Interest Rate” means 10% per annum.
     “Plan of Reorganization” means that Prepackaged Joint Chapter 11 Plan of Reorganization for Subsidiary Debtors, Aliante Debtors and Green Valley Ranch Gaming, LLC (Dated March 22, 2011), as it may be amended, supplemented or otherwise modified from time to time.
     “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
     “Pro Forma Basis” means on a basis in accordance with the application of GAAP and Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or otherwise in express compliance with the definition of the financial metric being calculated.
     “Pro Forma Financial Statements” has the meaning set forth in Section 4.5.
     “Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Exposure of such Lender by (b) the aggregate Exposure of all Lenders.
     “Projections” has the meaning set forth in Section 5.12.

     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
     “Qualifying Lender” has the meaning set forth in Section 3.5(d)(iii).
     “Quarterly Payment Date” means each March 31, June 30, September 30, and December 31 following the Closing Date.
     “Real Property” means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower and its Restricted Subsidiaries.
     “Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding, eminent domain or similar takings relating to any assets of Holdings, the Borrower and its Restricted Subsidiaries.
     “Refinanced Loans” has the meaning set forth in Section 11.2.
     “Refinanced Term Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.
     “Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 3.3.
     “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date, by and among Holdings and the Permitted Holders party thereto, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Regulation U” means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.
     “Reinvestment Period” means, in respect of each receipt of proceeds from any Asset Sale or Recovery Event, a period of 360 days following the receipt thereof; provided that such period may be extended to the date which is 90 days following the execution by Borrower or its relevant Restricted Subsidiary of a binding agreement to purchase or construct Replacement Assets if such binding agreement is executed within the original 360-day period.

     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, managers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Replacement Assets” means (1) assets that shall be used or useful in a Permitted Business (which assets may be current assets only to the extent that the assets being replaced were current assets), (2) hard and soft costs related to works of improvement in respect of a Permitted Business, or (3) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition thereof a Restricted Subsidiary.
     “Replacement Loans” has the meaning set forth in Section 11.2.
     “Requirement of Law” means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
     “Requisite Lenders” means, as of any date of determination, Lenders having or holding Exposure representing more than 50% of the aggregate Exposure of all Lenders. The Exposure of any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.
     “Restricted Payment” means any transaction pursuant to which Holdings, Borrower or any Restricted Subsidiary, directly or indirectly:
     (a) declares or pays (without duplication) any dividend or makes any other payment or distribution on account of Holdings’, Borrower’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings, Borrower or any Restricted Subsidiary) or to the direct or indirect holders of Holdings’, Borrower’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests of Holdings or Borrower or (y) to Borrower or a Restricted Subsidiary);
     (b) purchases, redeems or otherwise acquires or retires for value (including, without limitation, in connection with any merger or consolidation involving Holdings, Borrower or any of its Restricted Subsidiaries) any Equity Interests of Borrower, any Restricted Subsidiary thereof, or any direct or indirect parent of Borrower, including, without limitation, Holdings; or
     (c) makes any payment on or with respect to, or purchases, redeems, defeases or otherwise acquires or retires for value any Indebtedness that is subordinated to the Loans, except (x) a scheduled payment of interest or a payment of principal at the Stated Maturity thereof or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition.
     “Restricted Subsidiary” of (a) the Borrower means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary and (b) of Holdings means the Borrower and each Restricted Subsidiary of the Borrower. Unless otherwise stated herein, each reference to a Restricted Subsidiary shall refer to a Restricted Subsidiary of the Borrower.
     “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
     “Sanctioned Person” means a person named on the list of “specially designated nationals” or “blocked persons” maintained by OFAC at www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.
     “SEC” means the Securities and Exchange Commission, or any Governmental Agency succeeding to any of its principal functions.
     “Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.
     “Secured Bank Products Agreement” means any Bank Products Agreement that is entered into by and between the Borrower and any Bank Products Bank.
     “Secured Hedging Obligation” means any Hedging Obligation governed by an agreement entered into by and between the Borrower and any Hedge Bank.
     “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Bank Products Banks, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.2.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the security agreement to be executed and delivered by Borrower on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     “Senior Officer” means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) any senior vice president, (e) the chief financial officer, (f) the treasurer or (g) the secretary, in each case, of the Borrower or Holdings.
     “Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
     “Solicited Discount Proration” has the meaning set forth in Section 3.5(d)(iii).
     “Solicited Discounted Prepayment Amount” has the meaning set forth in Section 3.5(d)(i).
     “Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 3.5(d) substantially in the form of Exhibit H.
     “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit I, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
     “Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 3.5(d)(i).
     “Specified Discount” has the meaning set forth in Section 3.5(b)(i).
     “Specified Discount Prepayment Amount” has the meaning set forth in Section 3.5(b)(i).
     “Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 3.5(b) substantially in the form of Exhibit J.
     “Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit K, to a Specified Discount Prepayment Notice.
     “Specified Discount Prepayment Response Date” has the meaning set forth in Section 3.5(b)(i).
     “Specified Discount Proration” has the meaning set forth in Section 3.5(b)(iii).
     “Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any acquisition permitted under this Agreement, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any

Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or Restricted Payment that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis”.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Submitted Amount” has the meaning set forth in Section 3.5(c)(i).
     “Submitted Discount” has the meaning set forth in Section 3.5(c)(i).
     “Subordinated Obligations” means (a) the obligations of Borrower or any of its Subsidiaries to make payments of Management Fees or other amounts under the Management Agreement to the Manager or any Affiliate thereof but only to the extent the payment thereof is expressly subordinated by its terms in right of payment to the Obligations and (b) any obligation of Borrower or any of its Subsidiaries to any other Person that is subordinated by its terms in right of payment to the Obligations or to all Indebtedness of Borrower or such Subsidiary, in a manner which is acceptable to the Requisite Lenders in their sole discretion and the terms of which, including, without limitation, the representations, warranties, covenants, defaults, tenor and pricing, are reasonably acceptable to the Requisite Lenders.
     “Subordination, Non Disturbance and Attornment Agreements” means subordination, non disturbance and/or attornment agreements entered into by the Administrative Agent at the request of Borrower with commercial tenants on the Real Property, in a form acceptable to the Administrative Agent.
     “Subsidiary” means, with respect to any specified Person:
     (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and
     (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     “Subsidiary Guarantor” means any Restricted Subsidiary that guarantees the Obligations pursuant to a Subsidiary Guaranty.
     “Subsidiary Guaranty” means a Guarantee of the Obligations to be executed and delivered by each Restricted Subsidiary in accordance with Section 5.10, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
     “Tax Amount” means, with respect to any taxable year, the product of (i) the amount of the taxable income of Borrower and its Subsidiaries for such taxable year determined in accordance with GAAP multiplied by (ii) the Applicable Tax Rate.
     “Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.5 or Section 7.1(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 7.1(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended immediately prior to the Closing Date. A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2011 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended March 31, 2011), and a Test Period shall be deemed to end on the last day thereof.
     “to the best knowledge of” means, when modifying a representation, warranty or other statement of the Borrower, that the fact or situation described therein is known by the Senior Officer making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Senior Officer.
     “Trademark Collateral Assignment” means the trademark collateral assignment executed and delivered by Borrower on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
     “tranche” has the meaning set forth in Section 3.4.

     “Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary and any Subsidiary of such Subsidiary.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
     (b) the then outstanding principal amount of such Indebtedness.
     “Wilmington Trust” means Wilmington Trust, National Association, its successors and assigns.
     “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
          1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.
          1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein.
          1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.
          1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6 Miscellaneous Terms. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
          (b) The words “herein,” “hereto,” “hereof and ”hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
          (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
          (d) The term “including” is by way of example and not limitation.
          (e) The term “or” is not exclusive.
          (f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
          (g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (h) Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or other modifications set forth herein or in any other Loan Document).
ARTICLE 2
LOANS
          2.1 Loans.
          (a) Loans and Commitments. Pursuant to the Plan of Reorganization, on the Closing Date, each Lender shall be deemed to have made a Loan to the Borrower, and the Borrower shall be deemed to have requested a Loan from such Lender, in the amount of such Lender’s Commitment. Any Loans (or any portion thereof) repaid or prepaid hereunder may not be reborrowed. If not previously paid, the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.
          (b) Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the making of such Lender’s Loan on such date as provided in clause (a) above.

          2.2 Collateral. The Obligations shall be secured by the Collateral pursuant to the Collateral Documents.
ARTICLE 3
PAYMENTS AND FEES
          3.1 Interest.
          (a) Each Loan shall bear interest on the unpaid principal amount thereof (including any capitalized interest as provided in clause (c) below) from the Closing Date until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein, before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws. Subject to Section 3.10, the unpaid principal amount of any Loan shall bear interest at a rate per annum equal to the Applicable Interest Rate.
          (b) [Reserved]
          (c) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on each Quarterly Payment Date by adding the accrued and unpaid interest for the applicable Interest Period (or that portion of any Interest Period that occurs prior to the third anniversary of the Closing Date in the case of the Interest Period in which the third anniversary of the Closing Date occurs) to the outstanding principal amount of such Loan on and as of the applicable Quarterly Payment Date; provided that (i) from and after the Closing Date, the Borrower may elect to pay interest in cash on all or any portion of the outstanding Loans with respect to any Interest Period by delivering to the Administrative Agent a written election (the “Cash Interest Election”) at least three (3) Business Days prior to the commencement of such applicable Interest Period, in which case such interest shall be payable in arrears in cash on the Quarterly Payment Date that occurs on the last day of such Interest Period and (ii) with respect to any Interest Period (or that portion of any Interest Period that occurs on or after the third anniversary of the Closing Date in the case of the Interest Period in which the third anniversary of the Closing Date occurs) occurring after the third anniversary of the Closing Date, interest on each Loan shall be payable in arrears in cash on the Quarterly Payment Date that occurs on the last day of such Interest Period. Amounts representing accrued interest which are added to the outstanding principal amount of Loans shall thereafter bear interest in accordance with Section 3.1(a) and shall otherwise be treated as Loans for purposes of this Agreement and the other Loan Documents.
          3.2 Principal Payments. The outstanding principal amount of the Loans shall be payable as follows:
          (a) In addition to the provisions of Sections 3.3 and 3.4, the Loans may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section, (i) any partial prepayment shall be not less than $1,000,000 and in an integral multiple of $500,000, and (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. Nevada time on the Business Day prior to the date of prepayment (which must be a Business Day).
          (b) If not sooner paid, the unpaid principal amount of each Loan (and all other Obligations) shall in any event be payable on the Maturity Date.
          (c) Asset Sales. Not later than five Business Days following the receipt of any Net Proceeds of any Asset Sale by Borrower or any of its Restricted Subsidiaries, Borrower shall make prepayments in accordance with Section 3.2(f) in an aggregate amount equal to 100% of such Net Proceeds; provided that:
          (i) no such prepayment shall be required under this Section 3.2(c) with respect to (A) any Asset Sale permitted by Section 6.1 (other than Section 6.1(g)), (B) the Disposition of property which constitutes a Recovery Event, or (C) Asset Sales for fair market value resulting in no more than $1,000,000 in Net Proceeds per Asset Sale (or series of related Asset Sales) and less than $5,000,000 in Net Proceeds in any fiscal year; and
          (ii) such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate of a Senior Officer to the Administrative Agent on or prior to such date stating that such Net Proceeds are expected to be reinvested in Replacement Assets within the Reinvestment Period applicable to such proceeds; provided that if all or any portion of such Net Proceeds is not so reinvested within such Reinvestment Period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 3.2(c).
          (d) Recovery Events. Not later than five Business Days following the receipt of any Net Proceeds from a Recovery Event by Borrower or any of its Restricted Subsidiaries, Borrower shall make prepayments in accordance with Section 3.2(f) in an aggregate amount equal to 100% of such Net Proceeds; provided that:
          (i) no such prepayment shall be required under this Section 3.2(d) with respect to Recovery Events resulting in no more than $1,000,000 in Net Proceeds per Recovery Event (or series of related Recovery Events) and less than $5,000,000 in Net Proceeds in any fiscal year; and
          (ii) such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate of a Senior Officer to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any Property in respect of which such Net Proceeds were paid or to reinvest in Replacement Assets of a similar character during the Reinvestment Period applicable to such proceeds; provided that if all or any portion of such Net Proceeds is not so applied within such Reinvestment Period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 3.2(d).
          (e) Indebtedness. Not later than one Business Day following the receipt of any Net Proceeds from the incurrence or issuance of any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to Section 6.3 or (B) that constitutes Credit Agreement Refinancing Indebtedness, in each case, by Borrower or any of its Restricted Subsidiaries, Borrower shall make prepayments in accordance with Section 3.2(f) in an aggregate amount equal to 100% of such Net Proceeds.
          (f) (A) Except as may otherwise be set forth in any Refinancing Amendment or Extension Offer, each prepayment of Loans pursuant to this Section 3.2 shall be applied ratably to each Class of Loans then outstanding (provided that any prepayment of Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Term Debt) and (B) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.
          3.3 Refinancing Amendments. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans then outstanding under this Agreement (which for purposes of this Section 3.3 will be deemed to include any then outstanding Other Loans or Extended Loans), in the form of Other Loans or Other Term Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing, premiums and optional prepayment or redemption terms as may be agreed by the Borrower and the Lenders thereof; (iii) will have a later maturity date than, and will have a Weighted Average Life to Maturity equal to or greater than, the Loans being refinanced and (iv) except as set forth in clause (ii) above, will have terms and conditions that are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Loans being refinanced; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 8.1(c) on and as of the date thereof, provided that, to the extent that any representations and warranties referred to in Section 8.1(c) specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 8.1 or otherwise in form and substance reasonably satisfactory to the Administrative Agent. Each Credit Agreement Refinancing

Indebtedness incurred under this Section 3.3 shall be in an aggregate principal amount that is not less than $10,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 3.3. This Section 3.3 shall supersede any provisions in Section 3.13(b), 11.2 or 11.10 to the contrary.
          3.4 Extension of Loans.  Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Loans with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans with the same Maturity Date) and on the same terms to each such Lender, the Borrower may from time to time with the consent of any Lender (an “Extending Lender”) that shall have accepted such offer extend the maturity date of any Loans and otherwise modify the terms of such Loans of such Lender pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans and/or modifying the amortization schedule in respect of such Loans) (each, an “Extension”, and each group of Loans as so extended (each, an “Extended Loan”), as well as the original Loans not so extended, being a “tranche”; any Extended Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied: (i) no Default shall exist at the time the notice in respect of an Extension Offer is delivered to the Lenders, and no Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Loans, (ii) except as to interest rates, fees, final maturity date, amortization, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer) and except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date, the Loans of any Lender extended pursuant to any Extension shall have the same terms as the tranche of Loans subject to such Extension Offer, (iii) the final maturity date of any Extended Loans shall be no earlier than the then Latest Maturity Date at the time of extension and there shall be no scheduled amortization payments for periods prior to the Original Loan Maturity Date, (iv) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans extended thereby, (v) any Extended Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Extension Offer, (vi) if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix) the interest rate applicable to any Extended Loans will be determined by the Borrower and the lenders providing such Extended Loans.
          (b) With respect to all Extensions consummated by the Borrower pursuant to this Section 3.4, (i) such Extensions shall not constitute a voluntary or mandatory payment or prepayments for purposes of Section 3.2 and (ii) any Extension Offer is required to be in a minimum amount of $10,000,000, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable tranches be tendered.
          (c) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 3.4 (each, an “Extension Amendment”).
          (d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 3.4.
          (e) This Section 3.4 shall supersede any provisions in Section 3.13(b), 11.2 or 11.10 to the contrary.
     3.5 Prepayment Offers. Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) Loans on the following basis:
          (a) The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 3.5; provided that the Borrower shall not initiate any action under this Section 3.5 in order to make a Discounted Loan Prepayment unless (i) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (ii) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.
     (b) (i) Subject to the proviso to subsection (a) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount of Loans offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this clause), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 2:00 p.m., Nevada time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
          (ii) Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
          (iii) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make a prepayment of outstanding Loans pursuant to this clause (b) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subclause (ii) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and tranche of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).
     (c) (i) Subject to the proviso to subsection (a) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this clause), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 2:00 p.m., Nevada time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.
          (ii) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this clause (c). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subclause (iii)) at the Applicable Discount (each such Lender, a “Participating Lender”).
          (iii) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).
     (d) (i) Subject to the proviso to clause (a) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this clause), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 2:00 p.m., Nevada time on the third Business Day after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.
          (ii) The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subclause (ii) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
          (iii) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 3.5(d). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Loans pursuant to this clause (d) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).
          (e) In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment the payment of customary fees and expenses from the Borrower in connection therewith.
          (f) If any Loan is prepaid in accordance with clauses (b) through (d) above, the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (Nevada time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 3.5 shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments (if any) of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid (or, if there are no installments, the aggregate principal amount of the tranches of the relevant Loans shall be reduced on a pro rata basis) on the Discounted

Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 3.5, the Borrower shall make a representation to the Lenders that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).
          (g) To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 3.5, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
          (h) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 3.5, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
          (i) The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 3.5 by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 3.5 as well as activities of the Auction Agent.
          (j) The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Specified Range Prepayment Notice or Solicited Discount Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 3.5 shall not constitute a Default or Event of Default under Section 9.1 or otherwise).
          (k) The provisions of this Section 3.5 shall supersede any provisions in Section 3.13(b), 11.2 or 11.10 to the contrary.
          3.6 [Reserved].
          3.7 Agency Fee. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon in the Fee Letter. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

          3.8 Increased Commitment Costs. If any Lender shall determine in good faith that the effectiveness or enforceability after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of such Lender’s or such corporation’s failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement; provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender’s determination of such amounts shall be conclusive in the absence of manifest error.
          3.9 [Reserved].
          3.10 Late Payments; Default Rate. During the existence of an Event of Default, upon written notice to Borrower from the Administrative Agent (with the approval of the Requisite Lenders), and in any event if any principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, (a) the Loans shall thereafter bear interest at a rate per annum equal to the sum of (i) the Applicable Interest Rate, plus (ii) 2%, and (b) each other Obligation shall thereafter bear interest at a rate per annum at all times equal to the sum of the Applicable Interest Rate plus 2%, in each case, to the fullest extent permitted by applicable Laws (such rate, as applicable, the “Default Rate”). Accrued and unpaid interest at the Default Rate on past due amounts (including, without limitation, interest on past due interest) shall be payable on demand and shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.
          3.11 Computation of Interest. Interest payable hereunder shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.12 Non Business Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.
          3.13 Manner and Treatment of Payments.
          (a) Each payment hereunder (except payments pursuant to Sections 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. Nevada time, on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., Nevada time on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America. All payments (including, without limitation, pursuant to Section 3.2) in respect of the principal amount of any Loan shall be accompanied by payment in cash of accrued and unpaid interest on the principal amount being repaid or prepaid.
          (b) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall have specified in such Lender’s Administrative Questionnaire such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
          (c) Each Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of Loans made by it and payments received by it with respect to each of its Loans and such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower’s obligation to pay the Obligations.
          (d) Except as otherwise required by Law, each payment of any amount payable by Borrower under this Agreement or any other Loan Document (and Borrower shall assure that each payment made by any other Party under any other Loan Document) shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Agency, central bank or comparable authority, excluding, (i) net income taxes, franchise taxes (imposed in lieu of net income taxes) and backup withholding taxes, in each case imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Agency imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii) any taxes that are attributable to such Lender’s failure to comply with the requirements of Section 11.21, (iv) any withholding taxes imposed on amounts payable to a Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 3.13(d), or (v) any taxes that are imposed as a result of any event occurring after the Lender becomes a Lender other than a change in Law or regulation or the introduction of any Law or regulation or a change in interpretation or administration of any Law. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder (1) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, and (2) the Borrower shall pay the full amount withheld to the relevant Governmental Agency in accordance with applicable law. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Non-Excluded Taxes or Other Taxes, that Lender shall promptly refund such excess to Borrower.
          (e) All payments to be made by Borrower shall be made without conditions or deduction for any counterclaim, defense, recoupment or setoff.
          (f) Notwithstanding anything to the contrary contained herein, if, at the end of any accrual period (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the issuance of any Loan, (i) the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on such Loan would, but for this paragraph, exceed (ii) an amount equal to the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of such Loan multiplied by (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of such Loan, the Borrower will prepay at the end of each such accrual period without premium or penalty the minimum amount of principal plus accrued interest on such Loan necessary to prevent any of the accrued and unpaid interest and original issue discount on the Loan from being disallowed or deferred as a deduction to the Borrower under Section 163(e)(5) of the Code.

          3.14 [Reserved]
          3.15 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.10), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent’s or such Lender’s right to require full payment of any interest (including interest arising under Section 3.10), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.
          3.16 Administrative Agent’s Right to Assume Payments Will be Made. Unless Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
          (a) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
          (b) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon Borrower, if applicable, and Borrower, if applicable, shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Obligation. Nothing herein shall be deemed to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 3.16 shall be conclusive, absent manifest error.
          3.17 Fee Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

          3.18 Replacement of Lenders. If any Lender requests compensation under Section 3.8, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Agency for the account of any Lender pursuant to Section 3.13(d), the Borrower may replace such Lender in accordance with Section 11.25.
          3.19 Survivability. All of Borrower’s obligations under Section 3.8 shall survive for the ninety day period following the date on which all Loans hereunder are fully paid, and Borrower shall remain obligated thereunder for all claims under such Sections made by any Lender to Borrower prior to the expiration of such period.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
          In order to induce the Lenders to enter into this Agreement, each of Borrower and Holdings represents and warrants to the Lenders that:
          4.1 Existence and Qualification, Power, Compliance With Laws. Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of Nevada. Holdings is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware. Each Restricted Subsidiary is a Person duly formed, validly existing and in good standing under the Laws of its state of formation. Each of Borrower, Holdings and each Restricted Subsidiary is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Each of Borrower, Holdings and each Restricted Subsidiary has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive office of Borrower is located in Nevada. All outstanding member’s interests in Borrower are validly issued, and fully paid, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each of Borrower, Holdings and each Restricted Subsidiary is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as currently conducted, except where the failure so to comply, obtain authorizations, consents, approvals, orders, licenses and permits, or to file, register, qualify or obtain exemptions, does not constitute a Material Adverse Effect.
          4.2 Authority, Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by each of the Borrower, Holdings and each Subsidiary of Borrower of each Loan Document to which it is a Party and the consummation of the other transactions contemplated to occur on the Closing Date have been duly authorized by all necessary limited liability company or other corporate action, and do not and will not

          (a) require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such party,
          (b) violate or conflict with any provision of such party’s articles of incorporation, organization or other organizational documents, including, without limitation, any operating agreements or bylaws,
          (c) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or leased or hereafter acquired by such party (other than Permitted Liens and Liens created by the Loan Documents),
          (d) violate any Requirement of Law applicable to such party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3; or
          (e) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any Contractual Obligation to which such party is a party or by which such party or any of its Property is bound or affected;
and as of the Closing Date, neither Borrower nor Holdings is in violation of, or default under, any Requirement of Law or Contractual Obligation, including any Contractual Obligation described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.
          4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by each of Borrower, Holdings and each Subsidiary of Borrower of the Loan Documents to which it is a Party.
          4.4 Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries and Holdings’ only Subsidiary is Borrower. As of the Closing Date, neither Holdings nor Borrower owns any Capital Stock or debt security which is convertible, or exchangeable, for Capital Stock in any Person. All of the outstanding Capital Stock of the Borrower is owned of record and beneficially by Holdings, there are no outstanding options, warrants or other rights to purchase Capital Stock of any the Borrower, and all such Capital Stock so owned is duly authorized, validly issued, fully paid and non assessable, and was issued in compliance with all applicable state and federal securities and other Laws, and is free and clear of all Liens and rights of others, except for nonconsensual Permitted Liens. All of the outstanding Capital Stock of each Restricted Subsidiary is owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase Capital Stock of any such Restricted Subsidiary, and all such Capital Stock so owned is duly authorized, validly issued, fully paid and non assessable, and was issued in compliance with all applicable state and federal securities and other Laws, and is free and clear of all Liens and rights of others, except for nonconsensual Permitted Liens.

          4.5 Financial Statements. Borrower has furnished to the Lenders an unaudited balance sheet of the Borrower for the quarter ended June 30, 2011, which fairly presents in all material respects the financial condition of Borrower as of that date in conformity with GAAP except for the absence of footnotes. Holdings has furnished to the Lenders (a) an unaudited pro forma consolidated balance sheet of Holdings as of June 30, 2011, presented as if the consummation of the Plan of Reorganization and the implementation of the transactions contemplated thereby had occurred on June 30, 2011, and (b) unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 and the fiscal year ended December 31, 2010, presented as if the consummation of the Plan of Reorganization and the implementation of the transactions contemplated thereby had occurred on January 1, 2011 and January 1, 2010, respectively ((a) and (b) collectively, the “Pro Forma Financial Statements”). The Pro Forma Financial Statements have been derived from the balance sheet and statements of operations of Borrower and have been prepared in good faith, based on assumptions believed by Holdings and Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Holdings and Borrower at June 30, 2011 and their estimated results of operations for the period covered thereby.
          4.6 No Other Liabilities; No Material Adverse Changes. After giving effect to the Plan of Reorganization, on the Effective Date, Borrower does not have any material liability or material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the balance sheet described in Section 4.5, other than the Obligations and liabilities and contingent liabilities arising in the ordinary course of business.
          4.7 Title to Property. As of the Closing Date, Borrower has valid title to its Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5, other than items of Property or exceptions to title which are in each case immaterial to Borrower and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and rights of others, other than Permitted Liens.
          4.8 Intangible Assets. Borrower owns, or possesses (or as of any relevant date will own or possess the same to the extent that it has the present need for such assets) the right to use to the extent necessary in its business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of its businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all material trademarks and trade names used by Borrower as of the Closing Date.
          4.9 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Holdings, Borrower or any of its Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Holdings, Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.9 (none of which may reasonably be expected to have Material Adverse Effect), there are no actions, suits, proceedings or investigations pending as to which Borrower, Holdings or any Restricted Subsidiary has been served or has received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower, Holdings or any Restricted Subsidiary or any Property of Borrower, Holdings or any Restricted Subsidiary before any Governmental Agency.
          4.10 Binding Obligations. Each of the Loan Documents to which the Borrower, Holdings or a Restricted Subsidiary is a Party will, when executed and delivered by such party constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.
          4.11 No Default. No event has occurred and is continuing that is a Default or Event of Default.
          4.12 ERISA.
          (a) With respect to each Pension Plan, except as would not reasonably be expected, individually or in the aggregate, to result in a material liability to the Borrower:
          (i) no “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived by regulation) has occurred that could reasonably be expected to result in a material liability to the Borrower;
          (ii) there has been no failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived;
          (iii) there has been no failure to make by its due date a required contribution under Section 430(j) of the Code, as amended by the Pension Protection Act of 2006;
          (iv) there has been no filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard;
          (v) neither Borrower nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA with respect to the termination of the Pension Plan;
          (vi) neither the Borrower nor any of its ERISA Affiliates has received a notice of intent to terminate the Pension Plan in a distress termination described in Section 4041(c) of ERISA;

          (vii) the PBGC has not instituted proceedings to terminate the Pension Plan;
          (viii) to the knowledge of the Borrower, no event has occurred that would reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, the Pension Plan;
          (ix) neither Borrower nor any of its ERISA Affiliates has incurred any material liability, which remains unsatisfied, with respect to the withdrawal from any Pension Plan; and
          (x) no amendment has been adopted that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA.
Each event described in this Section 4.12(a) is referred to herein as a “Pension Plan Event”.
          (b) Neither Borrower nor any of its ERISA Affiliates has incurred or expects to incur any complete or partial withdrawal liability to any Multiemployer Plan that could reasonably be expected to result in a material liability to the Borrower. With respect to each Multiemployer Plan, except as would not reasonably be expected to result in material liability to the Borrower, neither Borrower nor any of its ERISA Affiliates has (i) failed to make any required contribution to such Multiemployer Plan or (ii) received any notice from the Multiemployer Plan that it is insolvent or in reorganization pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA. Each event described in this Section 4.12(b) is referred to herein as a “Multiemployer Plan Event”.
          (c) Each Employee Benefit Plan complies in form and operation with ERISA, the Code and all other applicable Laws, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (d) Borrower has not engaged in any non exempt “prohibited transaction” (as defined in Section 4975 of the Code) and, to the knowledge of Borrower, no such “prohibited transaction” has occurred with respect to any Employee Benefit Plan that could reasonably be expected to result in material liability to the Borrower.
          4.13 Regulation U; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Holdings, Borrower nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
          4.14 Disclosure. None of the information and data heretofore or contemporaneously furnished in writing by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 4.14, such information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.
          4.15 Tax Liability. Holdings, Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes, fees or other charges with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Holdings, Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP and (b) immaterial taxes so long as no material Property of Holdings, Borrower or its Subsidiaries is at impending risk of being seized, levied upon or forfeited. To the best knowledge of the Borrower, no Lien for taxes, fees or other charges has been filed (other than Permitted Liens), and no claim is being asserted against Holdings, Borrower or any of its Subsidiaries for any such taxes, fees or other charges.
          4.16 [Reserved].
          4.17 Hazardous Materials. Except as described in Schedule 4.17, (a) neither Holdings, Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower on any Real Property, or transported to or from such Real Property by Borrower, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders.
          4.18 Gaming Laws. Each of Holdings, Borrower and each Restricted Subsidiary is in compliance with all applicable Gaming Laws except for such non compliance that would not constitute a Material Adverse Effect.
          4.19 Security Interests. The Security Agreement creates a valid security interest in the Collateral described therein securing the Obligations (subject only to Permitted Liens and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Article 9 of the Uniform Commercial Code does not apply) and all actions necessary to perfect the security interest so created have been taken and completed. The Trademark Collateral Assignment creates a valid first priority collateral assignment of the Collateral described therein securing the Obligations (subject to the matters disclosed in Schedule 1.2) and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, has been taken and completed. The Holdings Pledge Agreement creates a first priority valid security interest in the Holdings Pledged Collateral and all action necessary to perfect the security interest so created has been taken and completed. The Deed of Trust creates a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.17, 5.11 and 11.22 (subject only to Permitted Liens), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.
          4.20 Deposit and Securities Accounts. As of the Closing Date, each deposit, securities, or other similar account maintained by Borrower or Holdings is described on Schedule 4.20. As of the Closing Date, each deposit, securities, or other similar account maintained by Borrower or Holdings is pledged to the Administrative Agent as collateral for the Obligations and is or will be within the period of time specified in Section 5.13 the subject of a Control Agreement, other than any account designated as a payroll account, tax withholding account or other employee wage and benefits payments account, other fiduciary or trust account or excluded accounts on Schedule 4.20.
          4.21 Permits. Except as set forth in Schedule 4.21, there are no Permits that are required or will become required under existing Laws for the ownership, lease, financing or operation of the Aliante Casino and Hotel that (a) have not been obtained and (b) are not valid and in full force and effect, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Borrower has no reason to believe that any Permit so indicated will not be obtained before it becomes necessary for the ownership, lease, financing or operation of the Aliante Casino and Hotel or that obtaining such Permit will result in material expense or delay. Borrower is not in violation of any condition in any Permit the effect of which could reasonably be expected to have a Material Adverse Effect.
          4.22 OFAC, Etc.
          (a) Each of Borrower, Holdings and each Restricted Subsidiary is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Each of Borrower, Holdings and each Restricted Subsidiary is not in violation of the Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Each of Borrower, Holdings and each Restricted Subsidiary (i) is not a blocked person described in Section 1 of the Anti-Terrorism Order and (ii) to the best of its knowledge, does not engage in any dealings or transactions, or is otherwise associated, with any such blocked person.
          (b) Each of Borrower, Holdings and each Restricted Subsidiary is not in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at

http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time in any material respect.
          (c) Neither Borrower nor its Affiliates (i) is a Sanctioned Person, (ii) has more than 10% of its assets invested in Sanctioned Persons, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.
          (d) Each of Borrower, Holdings and each Restricted Subsidiary is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-l, et seq., and any foreign counterpart thereto. Each of Borrower, Holdings and each Restricted Subsidiary has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Borrower or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-l, et seq.
ARTICLE 5
AFFIRMATIVE COVENANTS
(OTHER THAN INFORMATION AND
REPORTING REQUIREMENTS)
          So long as any Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Secured Hedging Obligations and Obligations under Secured Bank Products Agreements) remains unpaid, each of Holdings and Borrower shall, and shall cause each Restricted Subsidiary to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:
          5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that each of Holdings and Borrower and the Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves in accordance with GAAP for the payment of the same or (b) any immaterial tax so long as no material Property of Holdings, Borrower or any Restricted Subsidiary is at material risk of impending seizure, levy or forfeiture.
          5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.
          5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Holdings, Borrower and their respective Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.
          5.4 Maintenance of Insurance.
          (a) Maintain with financially sound and reputable insurance companies having an A.M. Best Rating of not less than A:X and which are not Affiliates of Borrower, insurance with respect to Holdings’, Borrower’s and the Restricted Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior written notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
          (b) Without limitation on the foregoing, maintain the coverage (including all deductibles and retentions) described below, provided that neither Holdings nor Borrower shall unreasonably refuse to purchase any casualty, liability or other coverages requested by the Requisite Lenders which is reflective of insurance ordinarily carried by responsible companies engaged in similar businesses and owning similar assets in the geographic areas in which each of Holdings and Borrower operates. All such insurance shall be carried through insurance companies rated A:X or better by A.M. Best.
          (c) In any event, each of Holdings, Borrower and the Restricted Subsidiaries shall maintain and keep in force the following insurance:
          (i) at all times during any period of construction of any capital projects, and with respect to any property affected by such construction, a policy or policies of builder’s “all risk” insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the affected property on a replacement cost basis;
          (ii) with respect to any property not covered by a policy or policies described in clause (c)(i), a policy or policies of fire and hazards “all risk” insurance providing extended coverage in an amount not less than the amount of the full value of that property, calculated on a replacement cost basis;
          (iii) business interruption insurance (including insurance against income loss during a period of at least one year);

          (iv) comprehensive liability insurance, naming the Administrative Agent as additional insured, on an “occurrence” basis, against claims for “personal injury” liability, including bodily injury, death or property damage liability, with an aggregate limit of not less than $15,000,000;
          (v) policies of worker’s compensation insurance as may be required by applicable laws (including employer’s liability insurance, if required by the Administrative Agent), covering all employees of Holdings, Borrower and its Restricted Subsidiaries and each relevant contractor and subcontractor;
          (vi) if any property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a Flood Hazard Area, then Holdings and Borrower shall provide, maintain and keep in force at all times a flood insurance policy covering the property in limits that would equal or exceed the damage caused by what is expected to be the most severe flood (or any greater limits to the extent required by applicable law from time to time);
          (vii) liquor liability insurance, directors and officers liability insurance with coverages at commercially reasonable levels acceptable to the Administrative Agent and the Requisite Lenders;
          (viii) crime protection coverage with coverages at commercially reasonable levels acceptable to the Administrative Agent and the Requisite Lenders; and
          (ix) such other insurance as the Administrative Agent or the Requisite Lenders may hereafter reasonably require based upon the recommendation of a third party insurance consultant.
          (d) Each such policy shall name the Administrative Agent as an additional insured and mortgagee, and shall, to the extent relevant, include a waiver of subrogation against the Administrative Agent and the Lenders, contain a provision that provides for a severability of interests, and shall provide that an act or omission by one of the insured shall not reduce or avoid coverage with respect to the other insureds, insure against loss or damage by hazards customarily included within “all risk” and “extended coverage” policies and any other risks or hazards which the Administrative Agent or the Requisite Lenders may reasonably specify (and shall include fire, sprinkler leakage, windstorm, hurricane, international and domestic acts of terrorism, earthquake, steam boiler, pressurized vessel and machinery insurance insuring both against breakdown and explosion or other losses to personal property resulting from the use or maintenance thereof), shall contain a Lender’s Loss Payable Endorsement in a form acceptable to the Administrative Agent in favor of the Administrative Agent and shall be primary and noncontributory with any other insurance carried by the Administrative Agent or the Lenders.

          (e) Borrower shall supply the Administrative Agent with certificates of each policy required hereunder, and, if requested, an original or underlyer of each such policy and all endorsements thereto. When any insurance policy required hereunder expires, Borrower shall furnish the Administrative Agent with proof acceptable to the Administrative Agent that the policy has been reinstated, renewed or a new policy issued, continuing in force the insurance covered by the policy which expired. If Borrower or Holdings, as applicable, fails to pay any such premium, the Administrative Agent shall have the right, but not the obligation, to obtain reasonable replacement coverage and advance funds to pay the premiums for it on behalf of the Lenders, and Borrower shall repay the Administrative Agent upon demand for any advance for such premiums, which shall be considered to be an additional Loan bearing interest from the date of demand at the Default Rate.
          5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that each of Holdings, Borrower and its Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.
          5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Restricted Subsidiaries), but subject to the applicable provisions of Gaming Laws, permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, each of Holdings, Borrower and the Restricted Subsidiaries and to discuss the affairs, finances and accounts of each of Holdings, Borrower and its Restricted Subsidiaries with any of their officers, key employees or accountants.
          5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Holdings, Borrower or any of its Restricted Subsidiaries.
          5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

          5.9 [Reserved].
          5.10 New Subsidiaries; Collateral; Legal Opinions.
          (a) Concurrently with the formation or acquisition of any Subsidiary, Borrower shall deliver to the Administrative Agent a written designation of such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, and shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary, promptly and in any event within ten Business Days, to execute and deliver to the Administrative Agent a Subsidiary Guaranty in a form reasonably acceptable to the Administrative Agent, a security agreement substantially in the form of the Security Agreement granting a Lien on substantially all of its assets (subject only to Permitted Liens and Liens permitted pursuant to Section 6.4(c)) and other Collateral Documents granting Liens on all of its other Properties, and (subject to compliance with applicable Gaming Laws) to deliver the certificates evidencing all Equity Interests in such Subsidiary to the Administrative Agent in pledge pursuant to a pledge agreement substantially in the form of the Holdings Pledge Agreement, and to take such actions as are required by the Administrative Agent to perfect the Liens of the Administrative Agent pursuant thereto. Concurrently with the formation or acquisition of any Restricted Subsidiary that is a Foreign Subsidiary, the ownership interests of which are owned by Borrower or by any Wholly Owned Domestic Subsidiary of Borrower, Borrower shall take, or shall cause such Domestic Subsidiary to take, all actions necessary to grant and to perfect a Lien (subject only to Permitted Liens and Liens permitted pursuant to Section 6.4(c)) in favor of the Administrative Agent, for the benefit of the Secured Parties, in sixty-five percent (65%) of such ownership interests.
          (b) Concurrently with the acquisition by any Loan Party of any Real Property, deliver to the Administrative Agent a deed of trust with respect thereto, substantially in the form of the Deed of Trust, together with such environmental reviews, title policies and other similar assurances as the Administrative Agent may request.
          (c) Upon the formation or acquisition of any Restricted Subsidiary or the acquisition by any Loan Party of any Real Property and the request of the Administrative Agent (acting at the direction of the Requisite Lenders), deliver to the Administrative Agent written legal opinions issued to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, of any applicable counsel (including, without limitation, regulatory counsel) to the Borrower and any applicable Loan Party.
          (d) Upon the written request by the Administrative Agent (acting at the direction of the Requisite Lenders), the Borrower shall use commercially reasonably efforts to cause each third-party commercial tenant to execute and deliver to the Administrative Agent a Subordination, Non-Disturbance and Attornment Agreement with respect to such third party tenant’s lease of space at the Aliante Casino and Hotel.
          5.11 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance with all applicable Hazardous Materials Laws (except for such non compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Lenders) and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower or any of its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.
          5.12 Projections. Within 90 days after the Closing Date, Borrower shall deliver to the Administrative Agent a budget and projections covering the current Fiscal Year on a monthly basis and the following four Fiscal Years on an annual basis, including projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow, all in reasonable detail, which shall be approved by the Board of Directors of Holdings (the “Projections”), and Borrower shall believe that the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and that the Projections are reasonably based on such assumptions. Nothing in this Section 5.12 shall be construed as a representation or covenant that the Projections in fact will be achieved.
          5.13 Deposit and Securities Accounts. (a) Maintain all deposit, securities or other similar accounts (including, without limitation, the Operating Account) with commercial banks located in the United States and (b) use commercially reasonable efforts to enter into, as soon as possible after the Closing Date, a control agreement in a form reasonably satisfactory to the Administrative Agent with such commercial banks and the Administrative Agent, for the benefit of the Secured Parties, with respect to each such deposit, securities or other similar account (the “Control Agreements”); provided that Holdings, Borrower and such Restricted Subsidiary shall not be required to obtain a Control Agreement with respect to those accounts designated as a payroll account, tax withholding account or other employee wage and benefits payments account, other fiduciary or trust account or other excluded account listed on Schedule 4.20 (collectively, the “Excluded Accounts”); provided, further, that if within 60 days after the Closing Date (or such longer period following such date as the Administrative Agent may agree in its sole discretion), Holdings, Borrower or such Restricted Subsidiary, as applicable, shall not have entered into a Control Agreement with respect to any deposit, securities or other similar account required to be subject to a Control Agreement under this Section 5.13, such account shall be closed and all funds therein transferred to an account at another financial institution that has executed a Control Agreement.
ARTICLE 6
NEGATIVE COVENANTS
          So long as any Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Secured Hedging Obligations and Obligations under Secured Bank Products Agreements) remains unpaid, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

          6.1 Asset Sales. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, make or consummate any Asset Sale except:
          (a) transfers of Property subject to Recovery Events upon receipt of Net Proceeds of such Recovery Event;
          (b) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture agreements and similar binding agreements;
          (c) the unwinding of any Hedging Agreement;
          (d) the lapse or abandonment in the ordinary course of any registrations or applications of any immaterial patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how, database rights, rights of privacy and publicity, licenses and other intellectual property rights;
          (e) Dispositions permitted by Section 6.6(a)(iii);
          (f) Property which constitutes parcels of land not underlying material improvements and which is sold or otherwise transferred to Governmental Agencies for public purposes benefiting the Aliante Casino and Hotel; and
          (g) Asset Sales not otherwise permitted under this Section 6.1; provided that (i) at the time of such Asset Sale, no Default shall exist or would result from such Asset Sale; (ii) the Net Proceeds of such Asset sale shall be applied to the prepayment of Loans to the extent required in accordance with Section 3.2(c); (iii) with respect to any Asset Sale pursuant to this clause (g) for a purchase price in excess of $2,500,000, the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Borrower or such Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within one hundred and eighty (180) days following the closing of the applicable Asset Sale and (C) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $25,000,000 and 5.00% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash (and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail); and (iv) to the extent the aggregate amount of Net Proceeds received by the Borrower or a Restricted Subsidiary from Asset Sales made pursuant to this Section 6.1(g) exceeds $30,000,000, all Net Proceeds in excess of such amount shall be applied to prepay Loans in accordance with Section 3.2(c) and may not be reinvested in the business of the Borrower or a Restricted Subsidiary;
provided that any Disposition of any property pursuant to Section 6.1(g) shall be for no less than the Fair Market Value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by Section 6.1 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
          6.2 Restricted Payments. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and remain continuing or would result therefrom, Holdings, Borrower and any Restricted Subsidiary may make Permitted Restricted Payments.
          6.3 Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness; provided that the Borrower may incur Indebtedness, and any Restricted Subsidiary may incur Indebtedness, if, after giving effect thereto, the Fixed Charge Coverage Ratio on a Pro Forma Basis would be at least 2.0:1.0, and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail. Notwithstanding the foregoing, Borrower and any Restricted Subsidiary may incur the following Indebtedness:
          (a) the Obligations;
          (b) Indebtedness consisting of accrued and unpaid Management Fees;
          (c) Indebtedness of the Borrower and its Restricted Subsidiaries consisting of FF&E Financings, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction or improvement of property, plant or FF&E or works of improvement used in the business of Holdings, Borrower or such Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (c) and the aggregate principal amount of all Permitted Refinancing Indebtedness thereof shall not exceed the greater of $25,000,000 and five percent (5%) of Consolidated Total Assets, in each case determined at the time of incurrence, and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail;
          (d) Indebtedness of the Borrower or any Restricted Subsidiary owing to and held by the Borrower or any of its Restricted Subsidiaries;
          (e) Indebtedness consisting of the Guarantee by Borrower of Indebtedness of any of its Restricted Subsidiaries otherwise permitted hereunder;
          (f) Hedging Obligations to the extent entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;
          (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such Indebtedness is extinguished within five Business Days of its incurrence; and
          (h) Indebtedness (i) of any Person that becomes a Restricted Subsidiary after the date hereof, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to the Borrower, Holdings or any Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the date hereof) and is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under clause (12) of the definition of Permitted Liens and, in each case, any Permitted Refinancing Indebtedness thereof, and (ii) of the Borrower or any Restricted Subsidiary incurred or assumed in connection with any Investment expressly permitted hereunder that is secured only by Liens permitted under clause (12) of the definition of Permitted Liens (and any Permitted Refinancing Indebtedness of the foregoing) and so long as the aggregate principal amount of such Indebtedness and the aggregate principal amount of any Permitted Refinancing Indebtedness thereof at any time outstanding pursuant to clause (h)(ii) does not exceed $10,000,000;
          (i) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in any Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;
          (j) Indebtedness consisting of obligations of the Borrower and its Restricted Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with any Investment expressly permitted hereunder;
          (k) obligations under Bank Products Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements,

overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;
          (l) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business consistent with past practice in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
          (m) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
          (n) Permitted Refinancing Indebtedness in respect of any Indebtedness incurred as permitted under the first sentence of this Section 6.3;
          (o) additional Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $10,000,000 and two percent (2%) of Consolidated Total Assets, in each case determined at the time of incurrence, and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail;
          (p) additional unsecured Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $25,000,000 and five percent (5%) of Consolidated Total Assets, in each case determined at the time of incurrence, and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail; and
          (q) Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Permitted Unsecured Refinancing Debt and, in each case, Permitted Refinancing Indebtedness in respect thereof.
          6.4 Liens and Negative Pledges. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume or suffer to exist any Liens upon their respective Properties, other than the following:
          (a) Liens securing the Obligations;
          (b) Permitted Liens; and

          (c) Liens securing Indebtedness incurred pursuant to the first sentence of Section 6.3 or Section 6.3(n) or (o); provided that (i) such Liens shall not attach to any Property of Holdings, the Borrower or any Restricted Subsidiary not constituting Collateral for the Obligations, and in no event shall such Liens be senior to the Liens securing the Obligations and (ii) such Liens shall either be (x) junior in priority to the Liens securing the Obligations (but without regard to the control of remedies) and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders, or (y) if the Leverage Ratio after giving effect to the incurrence of such Indebtedness would be less than 5.0:1.0 on a Pro Forma Basis (and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail), pari passu to the Liens securing the Obligations and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders.
Furthermore, Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any covenant or agreement which prohibits the granting of any Lien in respect of their Properties to the Administrative Agent and the Lenders, other than any such covenant in favor of the holder of a Permitted Lien described in clauses (4) and (12) of the definition thereof but solely in respect of the Property which is the subject of that Permitted Lien.
          6.5 Restrictions on Subsidiaries. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
          (a) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Holdings, Borrower or any Restricted Subsidiary or pay any liabilities owed to Holdings, Borrower or any Restricted Subsidiary;
          (b) make loans or advances to Holdings, Borrower or any Restricted Subsidiary;
          (c) transfer any of its properties or assets to Holdings, Borrower or any Restricted Subsidiary;
provided, however, that this Section shall not apply to encumbrances or restrictions:
          (1) existing under, by reason of or with respect to any agreements in effect on the Closing Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof including any Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings or Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in such other agreements, as the case may be, as in effect on the Closing Date;

          (2) set forth in this Agreement;
          (3) existing under, by reason of or with respect to applicable law;
          (4) with respect to any Person or the property or assets of a Person acquired by Borrower or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;
          (5) in the case of clause (c) above:
          (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease (including pursuant to Capital Lease Obligations), license, conveyance or contract or similar property or asset;
          (ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings, Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement; or
          (iii) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Holdings, Borrower or any Restricted Subsidiary in any manner material to Holdings, Borrower or any Restricted Subsidiary;
          (6) existing under, by reason of or with respect to any agreement for the sale or other Disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other Disposition;
          (7) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
          (8) existing under, by reason of or with respect to provisions with respect to the Disposition or distribution of assets or property, in each case contained in joint venture agreements, asset sale agreements, sale-lease back agreements, stock-sale and other similar agreements and which Board of Directors of Holdings determines in good faith shall not adversely affect Borrower’s ability to make payments of principal or interest payments on the Loans; and
          (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.
          6.6 Fundamental Changes.
          (a) Neither Holdings, Borrower nor any Restricted Subsidiary shall, directly or indirectly, merge or consolidate with or into another Person or dissolve, liquidate or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person except (in each case, provided that the applicable Gaming Authority has granted all required approvals thereto):
          (i) any Restricted Subsidiary may merge or consolidate with Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the laws of the United States, any state thereof or the District of Columbia; and
          (ii) (w) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (x) any Restricted Subsidiary that is a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is a Loan Party, (y) any merger the sole purpose of which is to reincorporate or reorganize Holdings, Borrower or any Restricted Subsidiary in another jurisdiction in the United States shall be permitted and (z) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders; provided, in the cases of clauses (x) through (z), that (A) no Event of Default shall result therefrom, (B) no Change of Control shall result therefrom and (C) the surviving Person (or, with respect to clause (z), the Person who receives the assets of such dissolving or liquidating Restricted Subsidiary) shall be a Restricted Subsidiary; and
          (iii) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary.
          (b) Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign, transfer, convey or otherwise Dispose of (whether in one transaction or a series of transactions) all or substantially all of the Properties of Holdings, Borrower and the Restricted Subsidiaries taken as a whole, to another Person.

          6.7 Transactions with Affiliates Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction of any kind with any Affiliate of Borrower other than: (a) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements; (b) Restricted Payments permitted pursuant to Section 6.2; (c) [Reserved]; (d) any payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided pursuant to the Registration Rights Agreement; (e) indemnities, preemptive rights and other rights in connection with a Qualified IPO (as defined in the Holdings Operating Agreement), in each case afforded to the members of Holdings pursuant to the Holdings Operating Agreement; (f) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, Borrower and the Restricted Subsidiaries or any direct or indirect parent of Holdings in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; (g) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 6.7, or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date); (h) transactions contemplated by the Plan of Reorganization; (i) transactions between or among Borrower and its Restricted Subsidiaries; and (j) transactions on terms substantially as favorable to Holdings, Borrower or such Restricted Subsidiary as would be obtainable by the Holdings, Borrower or such Restricted Subsidiary at the time in a comparable arms-length transaction with a Person other than an Affiliate.
          6.8 Sale and Leaseback Transactions. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction, except to the extent that the Indebtedness thereunder is permitted under Section 6.3 and the Liens associated with such Sale and Leaseback Transaction are permitted under Section 6.4.
          6.9 Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.
          (a) Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary to any Person (other than Borrower or a Wholly Owned Restricted Subsidiary of Borrower), unless:
          (i) such transfer, conveyance, sale, lease or other Disposition is of all the Equity Interests in such Restricted Subsidiary owned by Borrower and its Restricted Subsidiaries; and
          (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other Disposition are applied in accordance with Section 3.2(c).
          (b) Borrower shall not permit any Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to Borrower or a Wholly Owned Restricted Subsidiary of Borrower.

          6.10 Permitted Businesses. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Holdings, Borrower and the Restricted Subsidiaries taken as a whole.
          6.11 Management Fees. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, pay any management or other similar fees, other than Management Fees to the extent same are due and payable pursuant to the terms of the Management Agreement (including Management Fees the payment of which was deferred from prior periods).
          6.12 Amendments to Constituent Documents and Management Agreement.
          (a) Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, amend, replace, restate or otherwise modify the Operating Agreement, the Articles of Organization of Borrower, the Holdings Operating Agreement, the Articles of Organization of Holdings or any similar organizational document of any Restricted Subsidiary in a manner materially adverse to the interests of the Lenders.
          (b) Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, amend, replace, restate or otherwise modify the Management Agreement as in effect on the Closing Date (and any other Management Agreement in effect thereafter) in a manner materially adverse to the interests of the Lenders.
          6.13 [Reserved].
          6.14 [Reserved].
          6.15 [Reserved].
          6.16 Investments. Holdings and Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Investment, other than the following:
          (a) Investments in the equity securities of joint ventures or partnerships entered into with Persons who are not Affiliates of Borrower for the purpose of developing restaurants, nightclubs, retail stores or other similar businesses located at the Aliante Casino and Hotel and to finance Capital Expenditures by such joint ventures or partnerships associated with such businesses at the Aliante Casino and Hotel in an aggregate amount at any time outstanding not to exceed $20,000,000;
          (b) Permitted Investments; and
          (c) other Investments that do not exceed at any time outstanding the greater of (x) $25,000,000 plus five (5%) percent of Consolidated Total Assets, determined as of the date of such Investment and (y) so long as no Default or Event of Default shall have occurred and be continuing or would result from the making of such Investment, the Available Amount at such time, and satisfaction of such test shall be evidenced by a certificate from a Senior Officer demonstrating such satisfaction calculated in reasonable detail.
          6.17 ERISA. Borrower shall not at any time:
          (a) permit any Employee Benefit Plan to (i) fail to comply in all material respects with ERISA or any other applicable Laws, (ii) in the case of a Pension Plan, fail to satisfy the minimum funding standard (as defined in Section 302 of ERISA or Section 412 of the Code), or (iii) in the case of a Pension Plan, be terminated, if such termination could reasonably be expected to result in a liability to Holdings and its Subsidiaries which is in excess of $1,000,000; or
          (b) withdraw, completely or partially, from any Multiemployer Plan if to do so would result in a liability to Holdings and its Subsidiaries which is in excess of $1,000,000.
          6.18 [Reserved].
          6.19 Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Leverage Ratio for the Test Period immediately preceding such designation for which financial statements have been delivered pursuant to Section 7.1(a) or (b) is less than or equal to 5.0:1.0 (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any other Indebtedness of any Loan Party. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value as determined by the Borrower in good faith of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.
          Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.
          6.20 Holdings. Holdings shall not conduct, transact or otherwise engage in any business or operations other than the following: (a) its ownership of the Equity Interests of Borrower; (b) the maintenance of its legal existence as a public company (including the ability to incur fees, costs and expenses relating to such maintenance); (c) the performance of its obligations with respect to the Loan Documents; (d) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 6.6; (e) making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent permitted hereunder; (f) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower; (g) holding any cash or property in connection with Restricted Payments made by the Borrower hereunder; (h) providing indemnification to officers and directors and (i) activities incidental to the businesses or activities described in clauses (a) to (h) of this Section 6.20.
ARTICLE 7
INFORMATION AND REPORTING REQUIREMENTS
          7.1 Financial and Business Information. So long as any Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Secured Hedging Obligations and Obligations under Secured Bank Products Agreements) remains unpaid, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, deliver to the Administrative Agent for distribution by it to the Lenders the following:
          (a) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations and its statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, (ii) if applicable and if requested by the Administrative Agent, the consolidating balance sheets and statements of operations, in each case as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail, and (iii) a report of the occupancy rate and average daily room rates at the Aliante Casino and Hotel during such Fiscal Quarter. Such financial statements shall be certified by a Senior Officer as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year end accruals, audit adjustments and adjustments for fresh start accounting;
          (b) As soon as practicable, and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, members’ equity and cash flows, in each case of Holdings and its Subsidiaries for such Fiscal Year and (ii) if applicable and if requested by the Administrative Agent, consolidating balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders (it being understood that Ernst & Young, LLP is reasonably satisfactory to the Requisite Lenders), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit;
          (c) As soon as practicable, and in any event no later than 30 days prior to the commencement of each Fiscal Year (and within 90 days after the Closing Date with respect to the current Fiscal Year), the Projections;
          (d) As soon as practicable following the Closing Date, and in no event later than 180 days thereafter, a consolidated balance sheet of Holdings and its Subsidiaries as at the Closing Date and after giving effect to the Plan of Reorganization and the transactions contemplated thereunder (including, without limitation, to reflect fresh start accounting);
          (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of Holdings by independent accountants in connection with the accounts or books of Borrower or any of its Restricted Subsidiaries, or any audit of any of them;
          (f) Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Agency that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 7.1;
          (g) Promptly after request by the Administrative Agent or any Lender, a copy of each Nevada “Regulation 6.090 Report” filed by Borrower or any Subsidiary of the Borrower and copies of any written communication to Borrower or any Subsidiary of the Borrower from any Gaming Authority advising it of a violation of or non compliance with any Gaming Law by Borrower or any of its Restricted Subsidiaries;
          (h) Promptly after request by the Administrative Agent or any Lender, copies of any other material report or other material document that was filed by Borrower or any Subsidiary of the Borrower with any Governmental Agency;
          (i) Promptly upon a Senior Officer becoming aware, and in any event within ten Business Days after becoming aware, of the occurrence of any Pension Plan Event or Multiemployer Plan Event, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, (i) written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, (ii) when known, written notice of any action taken by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, any Multiemployer Plan sponsor, or any other Government Agency with respect thereto and (iii) upon request by the Administrative Agent, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service or Department of Labor with respect to each Pension Plan, (B) the most recent actuarial valuation report for each Pension Plan and (C) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor or any Governmental Agency concerning an ERISA Event;
          (j) As soon as practicable, and in any event within two Business Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than three Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;
          (k) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any Restricted Subsidiary that is $2,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $2,000,000 or more or any lessor under a lease involving aggregate rent of $2,000,000 or more has asserted a default thereunder on the part of Borrower or any Restricted Subsidiary, (iii) any labor union has notified Borrower of its intent to strike on a date certain and such strike would involve more than 100 employees of Borrower or any Restricted Subsidiary or (iv) any Gaming Authority has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any Restricted Subsidiary, a written notice describing the pertinent facts relating thereto and what action Borrower is taking or proposes to take with respect thereto; and
          (l) such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.
          Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the

Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
          7.2 Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 7.1(a) and (b), the Borrower shall deliver to the Administrative Agent a Compliance Certificate to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and period of existence thereof, which certificate shall set forth a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be. At the time of the delivery of the financial statements provided for in Section 7.1(a), the Borrower shall deliver to the Administrative Agent a certificate of a Senior Officer setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this Section 7.2, as the case may be.
ARTICLE 8
CONDITIONS
          8.1 Conditions to Closing. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):
          (a) The Administrative Agent (or, in the case of clause (2) below, each applicable Lender) shall have received all of the following, each properly executed by a Senior Officer (in the case of the Borrower or Holdings) or an authorized official (in the case of any other Person) of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):
          (1) this Agreement;
          (2) Notes executed by Borrower in favor of each Lender which has requested a Note;
          (3) the Security Agreement executed by Borrower;
          (4) the Trademark Collateral Assignment executed by Borrower;
          (5) the Deed of Trust executed by Borrower;
          (6) [Reserved];

          (7) such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of each of the Borrower and Holdings, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each official of it authorized to act on its behalf, including (if applicable) certified copies of the Operating Agreement, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, and the like;
          (8) [reserved];
          (9) the commitment of the Title Company to issue an ALTA policy of lender’s title insurance, insuring the Lien of the Deed of Trust in the amount of $45,000,000, subject only to such exceptions as are reasonably acceptable to the Administrative Agent, together with reinsurance pursuant to ALTA facilitative reinsurance agreements which is acceptable to the Administrative Agent;
          (10) a certificate of insurance issued by Borrower’s insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Loan Documents, together with lender’s loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;
          (11) the Fee Letter;
          (12) an Officer’s Certificate certifying that the conditions specified in Sections 8.1(c), 8.1(d) and 8.1(f) have been satisfied;
          (13) the Management Agreement;
          (14) [reserved];
          (15) evidence satisfactory to the Administrative Agent of the compliance by Holdings and Borrower of their obligations under the Holdings Pledge Agreement, the Security Agreement and the other Collateral Documents (including their obligations to execute, as applicable, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);
          (16) a Certificate of a Senior Officer attaching the balance sheet referred to in Section 4.5 and the Pro Forma Financial Statements;
          (17) a Perfection Certificate of the Borrower in the form attached hereto as Exhibit L;
          (18) [reserved]; and

          (19) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.
          (b) All fees payable on the Closing Date pursuant to Article 3 shall have been paid.
          (c) The representations and warranties of Borrower and Holdings contained in Article 4 and each other Loan Document shall be true and correct in all material respects.
          (d) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.
          (e) The Borrower shall have used commercially reasonable efforts to deliver to the Administrative Agent a Subordination, Non-Disturbance and Attornment Agreement executed by each of Regal Cinemas, Inc. and Briad Restaurant Group, LLC, d/b/a TGI Friday’s with respect to its lease of space at the Aliante Casino and Hotel.
          (f) The Borrower shall have obtained all Permits and all Gaming Licenses required for the operation of the Aliante Casino and Hotel and any approvals or consents of the Gaming Authorities required under the Gaming Laws for the Liens granted pursuant to the Collateral Documents.
          (g) The Effective Date shall have occurred and all conditions to the effectiveness of the Plan of Reorganization shall have been satisfied or waived; provided that if such waiver could reasonably be expected to be adverse in any material respect to the interests of the Lenders, the Administrative Agent shall have provided its prior written consent to such waiver.
ARTICLE 9
DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
          9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an “Event of Default”:
          (a) Borrower fails to pay any principal amount of any of the Loans, or any portion thereof, on the date when due; or
          (b) Borrower fails to pay any interest on any of the Loans, or any agency fee or any other fee payable under Article 3, or any portion thereof, within three Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within three Business Days after demand therefor; or

          (c) Holdings or Borrower fails to comply with any of the covenants contained in Section 5.2, Section 5.13, Article 6 or Section 7.1(j) of this Agreement on the date when such compliance is required; or
          (d) [Reserved]
          (e) Holdings, Borrower, any of its Restricted Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within 30 days after receipt by Borrower of written notice thereof from the Administrative Agent; or
          (f) Any representation or warranty of Holdings, Borrower or any of its Restricted Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Holdings, Borrower or such Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any material respect; or
          (g) Holdings, Borrower or any its Restricted Subsidiaries (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (g)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any acceleration of the Loans pursuant to Section 9.2; or
          (h) [reserved]; or
          (i) [reserved]; or
          (j) any Loan Document (other than a Secured Hedge Obligation), at any time after its execution and delivery and for any reason, other than the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the payment Obligations, or the termination thereof pursuant to its express terms, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of the Lenders; or any Collateral Document ceases (other than by action or inaction of the Administrative Agent or any Lender) to create a valid and effective Lien in any material Collateral covered thereby; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document (other than a Secured Hedge Obligation), or purports to revoke, terminate or rescind same; or
          (k) a final judgment against Holdings, Borrower or any of its Subsidiaries is entered for the payment of money in excess of $5,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or
          (l) other than the Bankruptcy Case, Holdings, Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or
          (m) the occurrence of any Pension Plan Event or Multiemployer Plan Event that, individually or in the aggregate with any other Pension Plan Event or Multiemployer Plan Event, could reasonably be expected to have a Material Adverse Effect; or
          (n) the occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or
          (o) a final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

          (p) the present value of all accrued benefits under each Pension Plan (based on the assumptions used to fund such Pension Plans) exceeds the value of the assets of the Pension Plans allocable to such accrued benefits by 5,000,000; or
          (q) the occurrence of a License Revocation that continues for three consecutive calendar days; or
          (r) the occurrence of any Change in Control.
          9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise, subject to applicable Gaming Laws:
          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(l) as to Borrower:
          (1) all obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate such obligations and rights, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders; and
          (2) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.
          (b) Upon the occurrence of any Event of Default described in Section 9.1(l) as to Borrower:
          (1) all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate such obligations and rights, which determination shall apply equally to, and shall be binding upon, all the Lenders; and

          (2) the unpaid principal amount of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.
          (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.
          (d) The order and manner in which the Lenders’ rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the other Secured Parties, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Secured Parties in the same proportions that the aggregate payment Obligations owed to each Secured Party under the Loan Documents bear to the aggregate payment Obligations owed under the Loan Documents to all the Secured Parties, without priority or preference among the Secured Parties. Regardless of how each Secured Party may treat payments for the purpose of its own accounting, for the purpose of computing Borrower’s payment Obligations hereunder and under the Loans, payments of the proceeds from the exercise of the Secured Parties’ rights and remedies shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due the Secured Parties under each of the Loan Documents), and third, to the payment of all other amounts (including any Secured Hedging Obligations and principal, fees and obligations under any Secured Bank Products Agreements) then owing to the Administrative Agent or the other Secured Parties under the Loan Documents. No application of payments of the proceeds from the exercise of the Secured Parties’ rights and remedies will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Secured Parties hereunder or thereunder or at Law or in equity for the collection or recovery of all unpaid payment Obligations.
ARTICLE 10
ADMINISTRATIVE AGENT
          10.1 Appointment and Authorization of Administrative Agent.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
          10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
          10.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Party or any Affiliate thereof.
          10.4 Reliance by Administrative Agent.
          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
          (b) For purposes of determining compliance with the conditions specified in Section 8.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
           10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Requisite Lenders in accordance with Article 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.
          10.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and the other Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
          10.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Party and without limiting the obligation of any Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations and the resignation of the Administrative Agent.
          10.8 Administrative Agent in its Individual Capacity. Wilmington Trust and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Parties and their respective Affiliates as though Wilmington Trust were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wilmington Trust or its Affiliates may receive information regarding any Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, Wilmington Trust shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and if Wilmington Trust holds any Loans, the terms “Lender” and “Lenders” include Wilmington Trust in its individual capacity.
          10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 10 and Sections 11.3 and 11.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.
           10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
           (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article 3 and Section 11.3) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article 3 and Section 11.3. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
          10.11 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Bank Products Bank and a potential Hedge Bank) irrevocably authorizes the Administrative Agent, and the Administrative Agent agrees that it will:
          (a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than (x) Secured Hedging Obligations as to which arrangements satisfactory to the applicable Hedge Bank shall have been made, (y) obligations under Secured Bank Products Agreements as to which arrangements satisfactory to the applicable Bank Products Bank shall have been made and (z) contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any Subsidiary Guarantor, (iii) subject to Section 11.2, if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to clause (c) below;
          (b)release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.3(c); and
          (c) release any Guarantor from its Guarantee of the Obligations if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Credit Agreement Refinancing Indebtedness.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11. In each case as specified in this Section 10.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.11.
          10.12 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Secured Parties, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent’s and the Lenders’ rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys’ fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Secured Party shall have an interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Person under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all such Persons, without priority or preference among them.
          10.13 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Secured Parties in accordance with the Obligations outstanding.
          10.14 Subordination, Non Disturbance and Attornment Agreements. The Administrative Agent is hereby authorized (but shall not be obligated to) to execute and deliver Subordination, Non Disturbance and Attornment Agreements substantially in the form of the Subordination, Non Disturbance and Attornment Agreements to be entered into with Regal Cinemas, Inc. and Briad Restaurant Group, LLC, d/b/a TGI Friday’s, with Borrower, any relevant Subsidiaries thereof and their commercial tenants without prior notice to or consent by the Lenders, and may, following not less than two Business Days notice to each Lender with a copy of the proposed agreement (unless the Requisite Lenders object thereto during such period), enter into Subordination, Non Disturbance and Attornment Agreements and other related agreements which are in a form acceptable to the Administrative Agent.
          10.15 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower’s obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

          10.16 Secured Bank Products Agreements and Secured Hedging Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Bank Products Bank or Hedge Bank that obtains the benefits of Section 9.2(d), any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedging Obligations or Obligations arising under Secured Bank Products Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Products Bank or Hedge Bank, as the case may be.
ARTICLE 11
MISCELLANEOUS
          11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived as provided in Section 11.2 in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent’s or the Lenders’ rights to assert them in whole or in part in respect of any other Loan.
          11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10 or to any other provision that impacts the rights and obligations of the Administrative Agent hereunder or under any other Loan Document, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:
          (a) To (i) change the principal of, or the amount of principal of, or the amount of principal prepayments of, any Loan without the consent of the holder thereof

(other than by operation of a waiver or amendment with respect to any mandatory prepayment under Section 3.2(c), (d) or (e)), (ii) decrease the rate of interest payable on any Loan without the consent of the holder thereof, (iii) increase the amount or percentage of the Pro Rata Share of any Commitment of any Lender without the consent of that Lender, (iv) decrease the amount of any other fee or amount payable to any Lender under the Loan Documents without the consent of that Lender, (v) increase the aggregate amount of the Commitments of the Lenders without the consent of all Lenders, (vi) increase the interest rate payable on any Loan without the consent of all Lenders, unless a corresponding increase is provided for each other Loan, or (vii) waive an Event of Default consisting of the failure of Borrower to pay when due any principal, interest or any commitment fee hereunder;
          (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Loan, or to extend the term of any of the Commitments;
          (c) To release the Holdings Pledge Agreement, any Subsidiary Guaranty or any material portion of the Collateral, except as expressly provided for in any Loan Document; provided that the Administrative Agent is authorized to release the Lien created by the Collateral Documents on (i) assets secured by Indebtedness of the type described in Section 6.3(c), (ii) assets which are the subject of an Asset Sale permitted by Section 6.1, and (iii) assets the sale, transfer or other Disposition of which is not an Asset Sale, and shall do so upon request of Borrower subject to such reasonable and customary requirements as the Administrative Agent may specify;
          (d) To amend the provisions of the definition of “Quarterly Payment Date,” “Requisite Lenders,” “Maturity Date” or to amend any constituent definition in a manner which results in a substantive change to any of the definitions listed in this clause (d);
          (e) To amend or waive this Section 11.2, or Sections 11.9 or 11.10; or
          (f) To amend any provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the consent of all Lenders.
Notwithstanding the foregoing,
          (a) no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement or such Second Lien Intercreditor Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by the comparable provisions, if any, of any First Lien Intercreditor Agreement or any Second Lien Intercreditor Agreement; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
          (b) this Agreement may be amended (or amended and restated) with the written consent of the Requisite Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Requisite Lenders.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Loans (as defined below) to permit the refinancing of all outstanding Loans of any Class (“Refinanced Loans”) with replacement term loans (“Replacement Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (b) the All-In Yield with respect to such Replacement Loans (or similar interest rate applicable to such Replacement Loans) shall not be higher than the All-In Yield for such Refinanced Loans (or similar interest rate applicable to such Refinanced Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing.
Notwithstanding anything to the contrary contained in this Section 11.2, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Lenders and the

Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of the Commitments of such Lender may not be increased or extended without the consent of such Lender.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Requisite Lenders, the Borrower may replace such non-consenting Lender (each, a “Non-Consenting Lender”) in accordance with Section 11.25; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
          11.3 Attorney Costs, Expenses and Taxes.
          (a) Borrower agrees (i) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lenders. All amounts due under this Section 11.3 shall be payable within five Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.
          (b) Borrower shall pay any and all Other Taxes to the relevant Governmental Agency in accordance with applicable Law and shall reimburse, hold harmless and indemnify on the terms set forth in Section 11.11 the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such Other Taxes. Any amount payable to the Administrative Agent or any Lender under this Section 11.3(b) shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.
          11.4 Nature of Lenders’ Obligations. The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.
          11.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the making of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
          11.6 Notices.
          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (1) if to Holdings, Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on the signature pages of this Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
          (2) if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Borrower and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
          (c) Electronic Communications. (i) The Borrower and each Lender agree that all notices and other communications from the Administrative Agent to any Lender under the Loan Documents may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender that has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent may agree to accept notices and other communications to it under the Credit Agreement by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (ii) The Borrower and Lenders understand that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agree and assume the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
          (iii) The Lenders agree that electronic communications are provided “as is” and “as available”. Neither the Administrative Agent nor any other Agent-Related Person warrants the accuracy, adequacy, or completeness of the electronic communications or any Internet or intranet platform on which they may be provided, and each expressly disclaims liability for errors or omissions in any such platform and the electronic communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Administrative Agent in connection with any such platform or the electronic communications.

          (iv) The Borrower and each Lender agree that the Administrative Agent may, but shall not be obligated to, store any electronic communications on Internet or intranet platforms in accordance with the Administrative Agent’s customary document retention procedures and policies.
          (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices that, in the reasonable judgment of the Administrative Agent and the Lenders, are purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice that, in the reasonable judgment of such Agent-Related Person, is purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier or electronic mail transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.
          11.8 Successors and Assigns.
           (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b), (ii) by way of participation in accordance with the provisions of Section 11.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
          (A) in the case of an assignment of the entire remaining amount of the Loans owing to the assigning Lender or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
          (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
          (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
          (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loan unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.
          (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
          (v) No Assignment to Holdings or Borrower. No such assignment shall be made to (A) Holdings, the Borrower or any of their respective Subsidiaries except as permitted under Section 3.5 or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 11.3, 11.11 and 11.22 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed to by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. At the request of any Lender, the Administrative Agent shall annotate the Register to reflect any collateral assignment of the Obligations owed to that Lender and, provided that the Administrative Agent has been given the name and address of such collateral assignee, the Administrative Agent (i) shall not reflect further transfers of such Obligations on the Register absent receipt of written consent to such transfers from such collateral assignee and (ii) shall record the transfer of such Obligations on the Register to such collateral assignee (or such collateral assignee’s designee, nominee or assignee) upon written request by such collateral assignee.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Holdings, the Borrower or any of Holdings’ or the Borrower’s Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.7 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Sections 11.2 (a), (b), (c), (d), (e) or (f) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.8, 3.13(d) and 11.3(b) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8(b) ; provided that such Participant agrees to be subject to the provisions of Section 11.25 as if it were an assignee under clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided such Participant agrees to be subject to Section 11.10 as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.8, 3.13(d) and 11.3(b) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Sections 3.13(d) or 11.3(b) unless the Borrower is notified of the participation sold to such Participant and such

Participant agrees, for the benefit of the Borrower, to comply with Section 11.21 as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Notwithstanding anything in this Section 11.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, the Loans shall be subject to the approval of any Gaming Authority, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.
          11.9 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Requisite Lenders, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          11.10 Sharing of Payments by Lenders. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment of principal of or interest on such Loans, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.24 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 11.10 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 11.10 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
          11.11 Indemnification by Borrower. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.11 shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
          11.12 Nonliability of the Lenders. Borrower acknowledges and agrees that:
          (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);
          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;
          (c) The relationship between Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and
          (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.
          11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent’s and the Lenders’ successors and assigns. Except as provided in Sections 11.8, 11.11, and 11.14, no other Person shall have any rights of any nature hereunder or by reason hereof.
          11.14 Confidentiality. Each of the Administrative Agent and the Lenders agrees to hold any confidential information that it may receive from Borrower and its Affiliates pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders or their Affiliates; (b) to legal counsel and accountants for Borrower, its Affiliates or any Lender or any Affiliate of a Lender; (c) to other professional advisors to Borrower, its Affiliates or any Lender or any Affiliate of a Lender, provided that the recipient has accepted such information subject to a confidentiality agreement with provisions substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Authority having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to notify the affected party of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process, provided that each Lender agrees to notify the affected party of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which that Lender and Borrower, or their respective Affiliates are adverse parties; (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender’s interests hereunder or a participation interest in its Loans or any Eligible Assignee that is invited to be an Additional Lender, provided that the recipient has accepted such information subject to a confidentiality agreement with provisions substantially similar to this Section 11.14; (h) to the National Association of Insurance Commissioners; (i) to a nationally recognized credit rating agency provided that each Lender agrees to notify the affected party of any such disclosures, and (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.14). For purposes of the foregoing, “confidential information” shall mean any information respecting a Person reasonably considered by that person to be confidential, provided that, in the case of information received from a Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential and “confidential information” shall not include (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, (iii) information previously disclosed by that Person to any other Person not associated with the disclosing Person without a confidentiality agreement or obligation substantially similar to this Section 11.14, and (iv) information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Party or any Subsidiary thereof. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to any Person. Notwithstanding anything herein to the contrary, “confidential information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Lenders to Borrower or any other Party.
          11.15 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Collateral Document.
          11.16 Integration. This Agreement, together with the other Loan Documents and the Fee Letter, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
          11.17 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
          11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
          11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.
          11.20 Time of the Essence. Time is of the essence of the Loan Documents.

          11.21 Foreign Lenders and Participants.
               (a) Tax Forms.
          (1) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, on or before the date such Lender becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
          (2) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
          (3) Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.13(d) (A) with respect to any taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.21(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.21(a); provided that if such Lender shall have satisfied the requirement of this Section 11.21(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.21(a) shall relieve Borrower of its obligation to pay any amounts pursuant to Section 3.13(d) in the event that, as a result of any change in any applicable Law or governmental order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
          (4) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrower is not required to pay additional amounts under this Section 11.21(a).
          (b) FATCA. If a payment made to a Lender under any of the Loan Documents would be subject to U.S. withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent (i) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (ii) other documentation reasonably requested by the Borrower and Administrative Agent sufficient for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.
          (c) Form W-9. Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
          (d) Indemnity. If any Governmental Agency asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be,

any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent for the full amount of taxes, levies, duties, charges, fees, deductions, withholdings or similar charges imposed by such Governmental Agency, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 11.2(d), and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitment, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
          11.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys’ fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its Subsidiaries or any of their respective predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any of its Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any of its Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.17 and 5.11) shall be unlimited corporate obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.
          11.23 Gaming Compliance. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Authorities in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Authority relating to Borrower or any of its Subsidiaries or to the Loan Documents.
          This Agreement and all other Loan Documents are subject to the Gaming Laws and the Administrative Agent and each of the Lenders acknowledge and understand that (a) they are subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability as a lender to a gaming licensee; (b) all rights, remedies and powers in or under this Agreement and the other Loan Documents with respect to Collateral and the ownership and operation of gaming facilities may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of the Gaming Laws; and (c) all provisions of this Agreement and the other Loan Documents relative to Collateral and the ownership and operation of gaming facilities are intended to be subject to the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement and the other Loan Documents invalid or unenforceable, in whole or in part.
          Subject to the release of any Collateral as contemplated by any of the Loan Documents, the Administrative Agent shall, to the extent required by applicable Gaming Laws, retain possession of all Holdings Pledged Collateral delivered to it at a location within the State of Nevada designated to the Gaming Authorities.
          11.24 Payments Set Aside. To the extent that any payment by or on behalf of Borrower made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
          11.25 Replacement of Lenders. If any Lender requests compensation under Section 3.8, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Agency for the account of any Lender pursuant to Section 3.13(d), if any Lender is a Defaulting Lender or Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8;
          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.8 or payments required to be made pursuant to Section 3.13(d), such assignment will result in a reduction in such compensation or payments thereafter;
          (d) in the case of any Non-Consenting Lender, the Borrower shall concurrently replace all Non-Consenting Lenders; and
          (e) such assignment does not conflict with applicable Laws.
          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          11.26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.
          11.27 [Reserved].
          11.28 PURPORTED ORAL AMENDMENTS. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF

PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
          11.29 USA PATRIOT ACT. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act.
[THIS SPACE INTENTIONALLY LEFT BLANK SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ALIANTE GAMING, LLC, a Nevada limited liability company
By:	ALST Casino Holdco, LLC, its Managing Member

By:
Name:
Title:

Address for Borrower:
Aliante Gaming, LLC
1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Attn: General Counsel
Telephone: (702) 495-4256
Facsimile: (702) 495-4252
With a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Alan W. Kornberg, Jeffrey D. Saferstein and
Gregory A. Ezring
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
and
Lionel Sawyer & Collins
1100 Bank of America Plaza
50 West Liberty Street
Reno, Nevada 89501
Attn: Dan R. Reaser
Telephone: (775) 788-8619
Facsimile: (775) 788-8682
(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

ALST CASINO HOLDCO, LLC, a Delaware limited liability company
By:
Name:
Title:

Address for Holdings:
ALST Casino Holdco, LLC
650 Madison Avenue, 23rd Floor
New York, New York 10022
Attn: Secretary
Facsimile: (212) 610-9171
With a copy (which shall not constitute notice)to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Alan W. Kornberg, Jeffrey D. Saferstein and
Gregory A. Ezring
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

Administrative Agent’s Office
Wilmington Trust, National Association
50 South Sixth Street
Suite 1290
Minneapolis, MN 55402
Attention: Jeffery Rose
Telephone: 612-217-5630
Telecopier: 612-217-5651
Electronic Mail: jrose@wilmingtontrust.com
(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

NORTH LV HOLDCO, LLC, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

APOLLO ALST HOLDCO, LLC, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

TPG ALST HOLDCO, L.L.C., as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

HALCYON LOAN TRADING FUND LLC, as a Lender
By:	Halcyon Offshore Asset Management LLC, its Investment Manager

By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

NATIXIS, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

BANK OF AMERICA, N.A., as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

CITY NATIONAL BANK, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

MANUFACTURERS BANK, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

BARCLAYS BANK PLC, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

SERVICE 1ST BANK OF NEVADA, as a Lender
By:
Name:
Title:

(ALIANTE CREDIT
AGREEMENT
SIGNATURE PAGE)

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
Form of Assignment and Assumption

1. Assignor[s]:	______________________

______________________

Assignor [is][is not] a Defaulting Lender.

2. Assignee[s]:	______________________

______________________

For each Assignee, indicate [Affiliate][Approved Fund] of [Identify Lender]

3. Borrower:	ALIANTE GAMING, LLC, a Delaware limited liability company

4. Administrative Agent:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of November 1, 2011 among Aliante Gaming, LLC, ALST Casino Holdco, LLC, the Lenders parties thereto and Wilmington Trust, National Association, as Administrative Agent

6. Assigned Interest:

Aggregate
			Amount of	Amount of	Percentage Assigned
		Facility	Commitment/Loans	Commitment/Loans	of	CUSIP
Assignor[s][5]	Assignee[s][6]	Assigned [7]	for all Lenders[8]	Assigned	Commitment/Loans[9]	Number

Effective Date: _________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Initial Loans,” “Extended Loans”, etc.)

[8]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Form of Assignment and Assumption

[7. Trade Date: __________]10

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption

     Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[ACKNOWLEDGED AND AGREED: [WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:]

[ALIANTE GAMING, LLC, as Borrower By: ALST Casino Holdco, LLC, its Managing Member
By:
Name:
Title:]][11]

[11]	Include Administrative Agent and/or Borrower signature block only if such party’s consent is required by the terms of the Credit Agreement.
Form of Assignment and Assumption

Credit Agreement dated as of November 1, 2011 among Aliante Gaming, LLC, ALST
Casino Holdco, LLC, the Lenders parties thereto and Wilmington Trust, National
Association, as Administrative Agent
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
1.	Representations and Warranties.
1.1	Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2	Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.8(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section
Form of Assignment and Assumption

7.1	thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.	General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
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Form of Assignment and Assumption

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
[Insert date]
          Reference is made to (a) that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement. Pursuant to Section 7.2 of the Credit Agreement, the undersigned, solely in his/her capacity as [_____] of the Borrower, certifies as follows:
     1. [Attached hereto as Exhibit A are (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of the Fiscal Quarter ended [_____] and the consolidated statement of operations and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter[, (ii) the consolidating balance sheets and statements of operations, in each case as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail, and (iii)][and (ii)] a report of the occupancy rate and average daily room rates at the Aliante Casino and Hotel during such Fiscal Quarter. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year end accruals, audit adjustments and adjustments for fresh start accounting.]1
     2. [Attached hereto as Exhibit A are [(i)] the consolidated balance sheet of Holdings and its Subsidiaries as at the end of the Fiscal Year ended [_____] and the consolidated statements of operations, members’ equity and cash flows, in each case of Holdings and its Subsidiaries for such Fiscal Year[ and, (ii) the consolidating balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail]. Such financial statements have been prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements are accompanies by a report of [Ernst & Young LLP], which report has been prepared in accordance with generally accepted auditing standards as at such date, and is not subject to any qualifications or exceptions as to the scope of the audit.]2

[1]	To be included in accompanying quarterly financial statements only.

[2]	To be included in accompanying annual financial statements only.
Form of Compliance Certificate

     3. As of the date hereof, [no Default or Event of Default exists][DESCRIBE NATURE AND PERIOD OF EXISTENCE OF ANY DEFAULT OR EVENT OF DEFAULT].
     4. [DESCRIBE ANY CHANGES IN THE IDENTITY OF THE RESTRICTED SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES AS AT THE END OF THE APPLICABLE FISCAL YEAR OR PERIOD, AS THE CASE MAY BE, FROM THE RESTRICTED SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES, RESPECTIVELY, PROVIDED TO THE LENDERS ON THE CLOSING DATE OR THE MOST RECENT FISCAL YEAR OR PERIOD, AS THE CASE MAY BE.]
     5. [There has been no change in the information required pursuant to Section 1(a) of the Perfection Certificate since the [Closing Date][date of the most recent certificate delivered pursuant to Section 7.2 of the Credit Agreement.][DESCRIBE ANY CHANGES IN THE INFORMATION REQUIRED PURSUANT TO SECTION 1(a) OF THE PERFECTION CERTIFICATE SINCE THE CLOSING DATE OR DATE OF THE MOST RECENT CERTIFICATE DELIVERED PURSUANT TO SECTION 7.2 OF THE CREDIT AGREEMENT, AS APPLICABLE.]
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Form of Compliance Certificate

          IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.

ALIANTE GAMING, LLC By: ALST Casino Holdco, LLC, its Managing Member
By:
Name:
Title:

Form of Compliance Certificate

EXHIBIT C
FORM OF NOTE
[New York, New York]

$____________	[DATE]
          FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] or its registered assigns (the “Lender”) in accordance with Section 11.8 of the Credit Agreement (as defined below) the principal amount of [_____] AND [__]/100 DOLLARS ($[_____]), payable as hereinafter set forth. The Borrower promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.
          Reference is made to the Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company, ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meaning given those terms in the Credit Agreement. This is one of the Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions specified therein.
          The principal indebtedness evidenced by this Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.
          Interest shall be payable on the outstanding daily unpaid principal amount of each Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement, both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.10 of the Credit Agreement, to the fullest extent permitted by applicable Law.
          The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of the Lender in immediately available funds not later than 11:00 a.m. Nevada time on the day of payment (which must be a Business Day). All payments received after 11:00 a.m. Nevada time on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.
Form of Note

          All Loans evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.
          The Borrower hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the Borrower’s obligations hereunder or in enforcing or attempting to enforce any of such holder’s rights hereunder, including reasonable attorneys’ fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.
          The Borrower hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.
          The Borrower agrees that its liability hereunder is absolute and unconditional without regard to the liability of any other Person. All provisions of this Note shall apply to the Borrower.
          THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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Form of Note

          IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its authorized officer as of the date first above written.

ALIANTE GAMING, LLC By: ALST Casino Holdco, LLC, its Managing Member
By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS

Principal
	Amount of	Maturity	Payments of	Balance of	Notation
Date	Loan	Date	Principal/Interest	Note	Made By

Form of Note

EXHIBIT E
FORM OF ACCEPTANCE AND PREPAYMENT NOTICE
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 3.5(d) of that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated ____________, 20__, from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
          Pursuant to Section 3.5(d) of the Credit Agreement, the Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]1 tranche[(s)] of the [____]2 Class of Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.
          The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 3.5(d) of the Credit Agreement.
          The Borrower represents and warrants to the Auction Agent and [the Lenders][each Lender of the [•, 20•]3 tranche[s] of the [____]4 Class of Loans] as follows:
     1. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.] [At least three (3) Business Days have passed since the date the

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).
Form of Acceptance and Prepayment Notice

Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]5
     2. The Borrower does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).
          The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.
          The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.
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[5]	Insert applicable representation.
Form of Acceptance and Prepayment Notice

          IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

ALIANTE GAMING, LLC By: ALST Casino Holdco, LLC, its Managing Member
By:
Name:
Title:

Form of Acceptance and Prepayment Notice

EXHIBIT F
FORM OF DISCOUNT RANGE PREPAYMENT NOTICE
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          This Discount Range Prepayment Notice is delivered to you pursuant to Section 3.5(c) of that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
          Pursuant to Section 3.5(c) of the Credit Agreement, the Borrower hereby requests that [each Lender] [each Lender of the [•, 20•]1 tranche[s] of the [____]2 Class of Loans] submit a Discount Range Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
     1. This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Borrower to [each Lender] [each Lender of the [•, 20•]3 tranche[s] of the [___]4 Class of Loans].
     2. The maximum aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is [$[•] of Loans] [$[•] of the [•, 20•]5 tranche[(s)] of the [___]6 Class of Loans] (the “Discount Range Prepayment Amount”).7
     3. The Borrower is willing to make Discount Loan Prepayments at a percentage discount to par value greater than or equal to [[•]% but less than or

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[5]	List multiple tranches if applicable.

[6]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[7]	Minimum of $5.0 million and whole increments of $1.0 million.
Form of Discount Range Prepayment Notice

equal to [•]% in respect of the Loans] [[•]% but less than or equal to [•]% in respect of the [•, 20•]8 tranche[(s)] of the [___]9 Class of Loans] (the “Discount Range”).
          To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 2:00 p.m., Nevada time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 3.5(c) of the Credit Agreement.
          The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [•, 20•]10 tranche[s] of the [___]11 Class of Loans] as follows:
     1. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.] [At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]12
     2. The Borrower does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).
          The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.
          The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Discount Range Prepayment Notice.
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[8]	List multiple tranches if applicable.

[9]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[10]	List multiple tranches if applicable.

[11]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[12]	Insert applicable representation.
Form of Discount Range Prepayment Notice

          IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

ALIANTE GAMING, LLC By: ALST Casino Holdco, LLC, its Managing Member
By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer
Form of Discount Range Prepayment Notice

EXHIBIT G
FORM OF DISCOUNT RANGE PREPAYMENT OFFER
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and (b) that certain Discount Range Prepayment Notice, dated ___________, 20__, from the Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
          The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 3.5(c) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:
     1. This Discount Range Prepayment Offer is available only for prepayment on [the Loans] [the [•, 20•]1 tranche[s] of the [____]2 Class of Loans] held by the undersigned.
     2. The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):
[Loans — $[•]]
[[•, 20•]3 tranche[s] of the [____]4 Class of Loans — $[•]]
     3. The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[•]% in respect of the Loans] [[•]% in respect

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).
Form of Discount Range Prepayment Offer

of the [•, 20•]5 tranche[(s)] of the [____]6 Class of Loans] (the “Submitted Discount”).
          The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[•, 20•]7 tranche[s] of the [____]8 Class of Loans] indicated above pursuant to Section 3.5(c) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
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[5]	List multiple tranches if applicable.

[6]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[7]	List multiple tranches if applicable.

[8]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).
Form of Discount Range Prepayment Offer

          IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF LENDER]
By:
Name:
Title:

Form of Discount Range Prepayment Offer

EXHIBIT H
FORM OF SOLICITED DISCOUNTED PREPAYMENT NOTICE
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 3.5(d) of that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
          Pursuant to Section 3.5(d) of the Credit Agreement, the Borrower hereby requests that [each Lender] [each Lender of the [•, 20•]1 tranche[s] of the [____]2 Class of Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
     1. This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to [each Lender] [each Lender of the [•, 20•]3 tranche[s] of the [____]4 Class of Loans].
     2. The maximum aggregate amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):5
     [Loans — $[•]]
     [[•, 20•]6 tranche[s] of the [____]7 Class of Loans — $[•]]

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[5]	Minimum of $10.0 million and whole increments of $1.0 million.

[6]	List multiple tranches if applicable.

[7]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).
Form of Solicited Discounted Prepayment Notice

          To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 2:00 p.m., Nevada time on the date that is the third Business Day following delivery of this notice pursuant to Section 3.5(d) of the Credit Agreement.
          The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.
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Form of Solicited Discounted Prepayment Notice

          IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

ALIANTE GAMING, LLC By: ALST Casino Holdco, LLC, its Managing Member
By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer
Form of Solicited Discounted Prepayment Notice

EXHIBIT I
FORM OF SOLICITED DISCOUNTED PREPAYMENT OFFER
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated _________, 20__, from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
          To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 2:00 p.m. Nevada time on the third Business Day following your receipt of this notice.
          The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 3.5(d) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:
     1. This Solicited Discounted Prepayment Offer is available only for prepayment on the [Loans][[•, 20•]1 tranche[s] of the [__]2 Class of Loans] held by the undersigned.
     2. The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):
     [Loans — $[•]]
     [[•, 20•]3 tranche[s] of the [__]4 Class of Loans — $[•]]

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.
Form of Solicited Discounted Prepayment Offer

     3. The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]5 tranche[(s)] of the [__]6 Class of Loans] (the “Offered Discount”).
          The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[•, 20•]7 tranche[s] of the [__]8 Class of Loans] pursuant to Section 3.5(d) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[5]	List multiple tranches if applicable.

[6]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[7]	List multiple tranches if applicable.

[8]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).
Form of Solicited Discounted Prepayment Offer

          IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF LENDER]
By:
Name:
Title:

Form of Solicited Discounted Prepayment Offer

EXHIBIT J
FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          This Specified Discount Prepayment Notice is delivered to you pursuant to Section 3.5(b) of that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
          Pursuant to Section 3.5(b) of the Credit Agreement, the Borrower hereby offers to make a Discounted Loan Prepayment [to each Lender] [to each Lender of the [•, 20•]1 tranche[s] of the [____]2 Class of Loans] on the following terms:
     1. This Borrower Offer of Specified Discount Prepayment is available only [to each Lender] [to each Lender of the [•, 20•]3 tranche[s] of the [____]4 Class of Loans].
     2. The aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this offer shall not exceed [$[•] of Loans] [$[•] of the [•, 20•]5 tranche[(s)] of the [____]6 Class of Loans] (the “Specified Discount Prepayment Amount”).7
     3. The percentage discount to par value at which such Discounted Loan Prepayment will be made is [[•]% in respect of the Loans] [[•]% in respect

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[5]	List multiple tranches if applicable.

[6]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[7]	Minimum of $5.0 million and whole increments of $1.0 million.
Form of Specified Discount Prepayment Notice

of the [•, 20•]8 tranche[(s)] of the [____]9 Class of Loans] (the “Specified Discount”).
          To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 2:00 p.m., Nevada time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 3.5(b) of the Credit Agreement.
          The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [•, 20•]10 tranche[s] of the [____]11 Class of Loans] as follows:
     4. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.] [At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]12
     5. The Borrower does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).
          The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.
          The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[8]	List multiple tranches if applicable.

[9]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[10]	List multiple tranches if applicable.

[11]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[12]	Insert applicable representation.
Form of Specified Discount Prepayment Notice

          IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

ALIANTE GAMING, LLC
By:	ALST Casino Holdco, LLC, its Managing Member

By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response
Form of Specified Discount Prepayment Notice

EXHIBIT K
FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE
Date: __________, 20__
To: [Wilmington Trust, National Association], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Credit Agreement, dated as of November 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Aliante Gaming, LLC, a Nevada limited liability company (the “Borrower”), ALST Casino Holdco, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and (b) that certain Specified Discount Prepayment Notice, dated _____________, 20__, from the Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
          The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 3.5(b) of the Credit Agreement, that it is willing to accept a prepayment of the following [Loans] [[•, 20•]1 tranche[s] of the [____]2 Class of Loans — $[•]] held by such Lender at the Specified Discount in an aggregate outstanding amount as follows:
          [Loans — $[•]]
          [[•, 20•]3 tranche[s] of the [____]4 Class of Loans — $[•]]
          The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans][[•, 20•]5 tranche[s] the [____]6 Class of Loans] pursuant to Section 3.5(b) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount

[1]	List multiple tranches if applicable.

[2]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[3]	List multiple tranches if applicable.

[4]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).

[5]	List multiple tranches if applicable.

[6]	List applicable Class(es) of Loans (e.g., Initial Loans, Other Loans or Extended Loans).
Form of Specified Discount Prepayment Response

Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]
Form of Specified Discount Prepayment Response

          IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF LENDER]
By:
Name:
Title:

Form of Specified Discount Prepayment Response

EXHIBIT L
FORM OF PERFECTION CERTIFICATE
     Reference is made to the Credit Agreement dated as of November 1, 2011 (the “Credit Agreement”), among Aliante Gaming, LLC (the “Borrower”), ALST Casino Holdco, LLC (“Holdings”), the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.
     The undersigned, a Senior Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows:
     1. Names. (a) The exact name of each Loan Party as that name appears on its Certificate of Incorporation, Certificate of Limited Partnership or Limited Liability Company Certificate, as applicable is as follows:

     (b) The following is a list of all other names (including trade names or similar appellations) used by each Loan Party, or any other business or organization to which such Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

     (c) The following is a list of any change in each Loan Party’s name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years:

     (d) The following is each Loan Party’s federal employer identification number:

     (e) The following is each Loan Party’s corporation identification number or other applicable formation identification number.

Form of Perfection Certificate

     2. Current Locations. (a) The chief executive office and principal mailing address of each Loan Party is:

     (b) The following is a list of any change in the chief executive office of each Loan Party within the last five years:

     (c) The following are all other locations in which each Loan Party maintains any books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:

     (d) The following are all other places of business of each Loan Party:

     (e) The following are all other locations where any of the Collateral consisting of inventory, equipment or chattel paper is located:

     (f) The following is (i) a list of all owned and leased real property held by each Loan Party, (ii) if such property is leased, the landlord and the term of the lease and (c) if such property is held in fee, the holder of any lien on such real property:
          Owned Property

Leased Property

     (g) The following are (i) the names and addresses of all persons or entities other than any Loan Party, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment, (ii) a description and dollar value of the chattel paper, inventory or equipment of each Loan Party at such location and (iii) the type (e.g., warehouse, vendor, etc.) and name of the agreement governing such relationship:

     3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a) and (c)-(g) of §2 with respect to each location at which, or other person or entity with which, any of the Collateral has been previously held or any place of business previously maintained by any Loan Party, in each case, at any time during the past twelve months:

     4. Fixtures. Set forth below is the information required by UCC §9-502(b)(3) and (b)(4) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded:

     5. Intellectual Property. The following is a complete list of all patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of any Loan Party or used by any Loan Party, all copyright and trademark licenses under which any Loan Party is a licensee and all Internet domain names owned or used by any Loan Party:

UNITED STATES:

a.	Patents	Registration Number	Registration Date

b.	Copyrights	Registration Number	Registration Date

c.	Trademarks, Trade
	Name and Service Marks	Registration Number	Registration Date

FOREIGN:

a.	Patents	Registration Number	Registration Date

b.	Copyrights	Registration Number	Registration Date

c.	Trademarks, Trade Name and Service Marks	Registration Number	Registration Date

LICENSES:

INTERNET DOMAIN NAMES:

     6. Investment Property; Instruments; Chattel Paper. The following is a complete list of (i) all stock, limited liability company membership interests, partnership interests, trust interests, bonds, debentures, notes, commodity contracts and other securities owned by any Loan Party (provide name of issuer, a description of security (including certificate number, if any) and value), whether or not evidenced by certificates or instruments, and all of the certificates and instruments, if any, representing or evidencing such items, and all securities accounts and commodity accounts owned by any Loan Party (provide name of intermediary and value), and (ii) all chattel paper held by or on behalf of, and all letters of credit issued in favor of, any Loan Party:

     7. Motor Vehicles. The following is a complete list of all motor vehicles owned by any Loan Party (describe each vehicle by unit and VIN numbers, make, model, and year and indicate for each the state in which registered and the state in which based and any existing lienholders) with fair market value in excess of $100,000:

     8. Vessels. The following is a complete list of all vessels of any Loan Party which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction:

     9. Other Titled Collateral. The following is a complete list of all aircraft and all other inventory, equipment and other goods of any Loan Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction with a fair market value in excess of $100,000 (provide description of covered goods and indicate registration system and jurisdiction):

     10. Deposit Accounts. The following is a complete list of all cash, money, currency and Deposit accounts maintained by any Loan Party:

     11. Commercial Tort Claims. The following is a complete list of claims arising in tort with respect to which any Loan Party is claimant and which arose in the course of such Loan Party’s business; together with case file numbers or other identification of such claim:

     12. Unusual Transactions. All of the Collateral has been originated by the each Loan Party in the ordinary course of such Loan Party’s business or consists of goods which have been acquired by such Loan Party in the ordinary course from a person in the business of selling goods of that kind, except for the following Collateral which was obtained outside the ordinary course of business, including, but not limited to, transactions involving bulk transfers:

     13. UCC Filings. Financing statements in substantially the form of Schedule 13 have been prepared for filing by counsel to the Administrative Agent in the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located. Set forth on Schedule 13 is a true and correct list of each such filing and the Uniform Commercial Code filing office in which such filing is to be made.
     14. Authorization. The undersigned hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto and hereby ratifies its authorization for the Administrative Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of November 1, 2011.

ALIANTE GAMING, LLC
By:	ALST Casino Holdco, LLC, its Managing Member

By:
Name:
Title:

Signature Page to Perfection Certificate — Aliante Gaming, LLC

SCHEDULE 5
Trade Names
Licenses
Internet Domain Names
Domain Name Opt-Out Subscriptions:

SCHEDULE 10

SCHEDULE 13
UCC Filings

Loan Party	UCC Filing Office/County Recorder’s Office

SCHEDULE 1.1
Existing Investments
None.

SCHEDULE 1.2
Existing Liens
The Lien arising pursuant to that certain Financing Lease — Nevada (the “Lease”) dated October 21, 2008, by and between Young Electric Sign Company (“Young”), as lessor, and Aliante Gaming, LLC dba Aliante Station Casino + Hotel (“Gaming”), as lessee, pursuant to which Young manufactured and installed the marquee signs more particularly described therein on the property located at 7300 Aliante Parkway, North Las Vegas, Nevada and received a security interest in respect thereof to secure payment of all obligations under the Lease, as evidenced by that certain financing statement recorded November 7, 2008 in Book 20081107 as Instrument No. 03405 of Official Records of the County of Clark, Nevada, as amended by amendment recorded December 29, 2008 in Book 20081229 as Instrument No. 01553 of Official Records of the County of Clark, Nevada.

SCHEDULE 2.1
Lenders and Commitments

Lender	Commitment
North LV HoldCo, LLC	$12,898,672.77
Apollo ALST Holdco, LLC	$8,863,036.07
TPG ALST HoldCo, L.L.C.	$8,863,036.07
Halcyon Loan Trading Fund LLC	$4,033,986.05
Natixis	$3,659,722.78
Credit Agricole Corporate and Investment Bank	$2,614,087.70
Bank of America, N.A.	$2,375,001.48
City National Bank	$1,045,635.08
Manufacturers Bank	$522,817.54
Barclays Bank Plc	$119,713.34
Service 1st Bank of Nevada	$4,291.11

Total	$45,000,000.00

SCHEDULE 4.3
Governmental Approvals
Licenses/Approvals — The following licenses and approvals for the Aliante Casino and Hotel are required:
          (i) Nevada Gaming Control Board (Gaming).
          (ii) Nevada Gaming Commission (Gaming).
          (iii) City of North Las Vegas (Gaming and Liquor; Certificate of Occupancy)
Health Department Permits — The major permits required from the Clark County Health Department for the Aliante Casino and Hotel are as follows:
          (i) Pool.
          (ii) Restaurants and Kitchens (Steakhouse, Oyster Bar, Room Service Kitchen, Café, Mexican, Buffet, Italian, Banquet Kitchen, Team Dining Room).
          (iii) Bars (Lounge Bar, Center Bar, Race and Sports Bar, Steakhouse Bar, Café Bar, Mexican Bar, Italian Bar, Pool Bar, Service Bars).
          (iv) Cinema Concessions.

SCHEDULE 4.8
Trademarks and Trade Names
     Trademarks

Mark	Jurisdiction	App. No.	App. Date	Reg. No.	Reg. Date
ACCESS	Nevada	E0693982008-5	12 Nov 2008	E0693982008-5	12 Nov 2008

ALIANTE STATION	Nevada	E0673482008-1	24 Oct 2008	E0673482008-1	24 Oct 2008

ETA LOUNGE	Nevada	E0694392008-5	12 Nov 2008	E0694392008-5	12 Nov 2008

MRKT	Nevada	E0692782008-0	12 Nov 2008	E0692782008-0	12 Nov 2008

SUITE ESCAPE	Nevada	E0029022009-8	16 Jan 2009	E0029022009-8	16 Jan 2009

ALIANTE STATION	US Federal	77/598,557	22 Oct 2008	3,707,782	10 Nov 2009

ALIANTE STATION	US Federal	77/597,424	21 Oct 2008	3,819,166	13 Jul 2010

ALIANTE STATION	US Federal	77/589,244	09 Oct 2008	3,778,984	20 Apr 2010

ALIANTE STATION	US Federal	77/588,389	08 Oct 2008

THE SPA AT ALIANTE	US Federal	77/594,122	16 Oct 2008
STATION
          Trade Names
          Aliante Station
          Aliante Station Casino
          Aliante Station Hotel
          Aliante Station Casino and Hotel
          Aliante Station Las Vegas
          Aliante Gaming, LLC

SCHEDULE 4.9
Material Litigation
None.

SCHEDULE 4.17
Hazardous Materials Matters
None.

SCHEDULE 4.20
Deposit and Securities Accounts

Wells Fargo Bank

Aliante Gaming LLC — Depository	4121614424

**Aliante Gaming LLC — Payroll	4121561328

Aliante Gaming LLC — Cage	4121764518

Aliante Gaming LLC — MC/Visa/Discover	4121707301

Aliante Gaming LLC — American Express	4121707293

Aliante Gaming LLC — CD/AP	9600097929

Aliante Gaming LLC — CD/TA	9600124394

Aliante Gaming LLC — Pari Mutuel	4121765895

**Aliante Gaming LLC — CD/Health	9600098445

**Aliante Gaming LLC — Worker’s Comp	9600121296

**Aliante Gaming LLC — R&S Reserve Account	G58-1488439
Bank of America

**Aliante Gaming, LLC — Systems Failure/Savings	501006882433

** denotes Excluded Account.

SCHEDULE 4.21
Permits
None.

SCHEDULE 6.7
Transactions with Affiliates
None.